                                                                  EXECUTION COPY





                               U.S. $125,000,000


                              AMENDED AND RESTATED
                               LEASE RECEIVABLES
                               TRANSFER AGREEMENT

                         Dated as of February 15, 1994

                                     Among

                                LDI CORPORATION

                                 as Transferor

                                      and

                                CXC INCORPORATED

                                 as Transferee

                                      and

                          CITICORP NORTH AMERICA, INC.

                                    as Agent

                                                         TABLE OF CONTENTS


Section                                                                                                 Page
- -------                                                                                                 ----

                 Preliminary Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1


                                                                   ARTICLE I
                                                                   DEFINITIONS

1.01             Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1
1.02             Other Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          16
1.03             Computation of Time Periods  . . . . . . . . . . . . . . . . . . . . . . . . .          17


                                                                   ARTICLE II
                                                       AMOUNTS AND TERMS OF THE TRANSFERS

2.01             Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          17
2.02             Accepting Transfers from the Transferor  . . . . . . . . . . . . . . . . . . .          17
2.03             Transfers of Interests in Leases . . . . . . . . . . . . . . . . . . . . . . .          18
2.04             Termination or Reduction of the
                 Transfer Limit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          18
2.05             Selection of Fixed Periods . . . . . . . . . . . . . . . . . . . . . . . . . .          18
2.06             Pre-Termination Date
                 Settlement Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          19
2.07             Liquidation Settlement Procedures  . . . . . . . . . . . . . . . . . . . . . .          20
2.08             Other Settlement Procedures  . . . . . . . . . . . . . . . . . . . . . . . . .          21
2.09             Payments and Computations, Etc.  . . . . . . . . . . . . . . . . . . . . . . .          22
2.10             Yield and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          22
2.11             Yield Protection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          23
2.12             Increased Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          24
2.13             Grant of Security Interest
                     in Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          24
2.14             Perfection of Liens; Further
                     Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          24


                                                                   ARTICLE III
                                                             CONDITIONS OF TRANSFERS

3.01             Conditions Precedent to Initial Transfer . . . . . . . . . . . . . . . . . . .          25
3.02             Conditions Precedent to All Transfers  . . . . . . . . . . . . . . . . . . . .          27


                                                                   ARTICLE IV
                                                         REPRESENTATIONS AND WARRANTIES

4.01             Representations and Warranties of the
                   Transferor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          27


                                                                    ARTICLE V
                                                       GENERAL COVENANTS OF THE TRANSFEROR

5.01             Affirmative Covenants of the Transferor  . . . . . . . . . . . . . . . . . . .          30
5.02             Reporting Requirements of
                 the Transferor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          32
5.03             Financial Covenants of the Transferor  . . . . . . . . . . . . . . . . . . . .          34
5.04             Negative Covenants of the Transferor . . . . . . . . . . . . . . . . . . . . .          36


                                                                   ARTICLE VI
                                                          ADMINISTRATION AND COLLECTION

6.01             Designation of Collection Agent  . . . . . . . . . . . . . . . . . . . . . . .          38
6.02             Duties of the Collection Agent . . . . . . . . . . . . . . . . . . . . . . . .          39
6.03             Rights of the Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          40

6.04             Responsibilities of the Transferor . . . . . . . . . . . . . . . . . . . . . .          41
6.05             Further Action Evidencing Transfers  . . . . . . . . . . . . . . . . . . . . .          42
6.06             Application of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . .          43


                                                                  ARTICLE VII
                                                              EVENTS OF TERMINATION

7.01             Events of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          43


                                                                  ARTICLE VIII
                                                                    THE AGENT

8.01             Authorization and Action . . . . . . . . . . . . . . . . . . . . . . . . . . .          45
8.02             Agent's Reliance, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .          45
8.03             Agent and Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          46
8.04             Transferee's Transfer Decision . . . . . . . . . . . . . . . . . . . . . . . .          46


                                                                   ARTICLE IX
                                                 INDEMNIFICATION; SUBSTITUTIONS AND RETRANSFERS

9.01             Indemnities by the Transferor  . . . . . . . . . . . . . . . . . . . . . . . .          46
9.02             Substitution and Retransfer of Lease
                 Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          49


                                                                   ARTICLE X
                                                                  MISCELLANEOUS

10.01            Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          51
10.02            Notices, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          51
10.03            No Waiver; Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          51
10.04            Binding Effect; Assignability  . . . . . . . . . . . . . . . . . . . . . . . .          52
10.05            Governing Law; Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . .          52
10.06            Costs, Expenses and Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . .          53
10.07            Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          54
10.08            No Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          55
10.09            Execution in Counterparts; Severability  . . . . . . . . . . . . . . . . . . .          55

                              AMENDED AND RESTATED
                      LEASE RECEIVABLES TRANSFER AGREEMENT
                         Dated as of February 15, 1994


                 LDI CORPORATION, a Delaware corporation ("Transferor"), CXC INCORPORATED, a Delaware corporation (the "Transferee"), and CITICORP NORTH AMERICA, INC., a Delaware corporation ("CNA"), as agent for the Transferee (the "Agent"), agree as follows:

                 PRELIMINARY STATEMENTS. (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

                 (2) The Transferor, the Transferee and the Agent previously entered into that certain Lease Receivables Transfer Agreement dated as of October 5, 1990 (as amended, the "1990 Transfer Agreement"), pursuant to which the Transferor has made transfers of Lease Receivables to the Transferee.

                 (3) The parties desire to increase the Transfer Limit and to amend the 1990 Transfer Agreement in certain other respects.

                 (4) The Transferor, the Transferee and the Agent have agreed to enter into this Agreement to amend and restate the 1990 Transfer Agreement in its entirety, it being the intention of the parties hereto that this Agreement not effectuate a novation of the obligations of the Transferor which were evidenced by the 1990 Transfer Agreement, but rather a substitution of terms governing such obligations.

                 NOW, THEREFORE, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "ACQUIRED LEASE RECEIVABLE" means a Lease Receivable arising under a Lease that was acquired by the Transferor from a third party.

                 "ACQUIRED LEASE PORTFOLIO" means a group of Acquired Lease Receivables which were acquired in a single transaction (or a series of related transactions) and which includes Lease Receivables owing by two or more Obligors that are not Affiliated Obligors.

                 "ADVERSE CLAIM" means a lien, security interest, charge, encumbrance or other right or claim of any Person other than Permitted Encumbrances.

                 "AFFECTED PARTY" means the Transferee, CNA, individually and in its capacity as Agent, and each of their respective affiliates.

                 "AFFILIATE" means, with respect to any Person, a Person: (i) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; (ii) that beneficially owns or holds 5% or more of any class of the voting stock (or, in the case of a Person that is not a corporation, 5% or more of the equity interest) of such Person; or (iii) 5% or more of the voting stock (or, in the case of a Person that is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by such Person; provided, however, that neither the Agent nor the Transferee shall be deemed to be an Affiliate of the Transferor. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock or an equity interest, by contract, or otherwise.

                 "AFFILIATED OBLIGOR" means any Obligor which is an Affiliate of another Obligor.

                 "AGGREGATE TRANSFER PRICE" means, at any time, the sum of the outstanding Capital at such time and the Deferred Transfer Price at such time.

                 "ALTERNATE BASE RATE" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                 (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time as Citibank's base rate; or

                 (b) 1/2 of one percent above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; or

                 (c)  1/2 of one percent per annum above the Federal Funds Rate.

                 "ASSIGNEE RATE" for any Fixed Period means an interest rate per annum equal to the LIBO Rate plus 1.25%; PROVIDED, HOWEVER, that (i) in the case of any Fixed Period of less than one month, the "ASSIGNEE RATE" for such Fixed Period shall be the Alternate Base Rate in effect during such Fixed Period unless the Agent and the Transferor agree in writing to a different rate; (ii) if it shall become unlawful for Citibank to obtain funds in the London interbank market in order to make, fund or maintain any Transfer hereunder or deposits in dollars (in the applicable amounts) are not being offered by Citibank in the London interbank market then the "ASSIGNEE RATE" for any Fixed Period shall be calculated using an interest rate per annum equal to the Alternate Base Rate; and (iii) following the occurrence of an Event of Termination, the "ASSIGNEE RATE" for each Fixed Period shall be the sum of the applicable interest rate per annum determined pursuant to provisions set forth above plus 1% per annum.

                 "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time, or any successor statute.

                 "BENEFIT PLAN" means a defined benefit plan as defined in
Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Transferor or any ERISA Affiliate is, or at any time within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

                 "BUSINESS DAY" means any day other than a Saturday, Sunday or public holiday or the equivalent for banks in New York City PROVIDED, HOWEVER, if the term "Business Day" is used in connection with the LIBO Rate, "Business Day" means a LIBO Business Day.

                 "CAPITAL" means the sum of the amounts paid to the Transferor for each Capital Transfer pursuant to SECTION 2.02, reduced from time to time by Collections received and distributed on account of such Capital pursuant to SECTIONS 2.06 and 2.07 below. If the Transferee or the Agent is required (or believes in good faith that it is required) by law to repay (as a preference or otherwise, and to the Transferor, an Obligor, a trustee for the Transferor or any Obligor, a court or any other Person) any amount which previously caused a reduction in Capital, then Capital shall be reinstated by the amount of such repayment and the Transferor will indemnify and hold the Transferee or the Agent harmless for the amount of such repayment, interest thereon required (or believed in good faith by the Transferee or the Agent to be required) to be paid in connection therewith and all losses, liabilities, costs and expenses related thereto (including but not limited to reasonable attorneys' fees and expenses).

                 "CAPITAL TRANSFER" means any Transfer which, pursuant to
Section 2.02, causes the aggregate outstanding Capital hereunder to increase.

                 "CAPMAC" MEANS Capital Markets Assurance Corporation, a New York stock insurance company.

                 "CERTIFICATE" means a certificate of assignment, in the form of Exhibit A evidencing the assignment by the Transferor to the Transferee of the Transferred Assets.

                 "CITIBANK" means Citibank, N.A., a national banking association.

                 "COLLECTION AGENT" means at any time the Person(s) then authorized pursuant to Article VI to service, administer and collect Lease Receivables.

                 "COLLECTION AGENT FEE" has the meaning assigned to that term in SECTION 2.10.

                 "COLLECTION DATE" means the date following the Termination Date on which the aggregate outstanding Capital has been reduced to zero and the Transferee has received all Yield and other amounts payable to the Transferee under this Agreement or any other agreement executed pursuant hereto.

                 "COLLECTIONS" means, with respect to any Transferred Lease Receivable, all cash collections and other cash proceeds of such Transferred Lease Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Transferred Lease Receivable, and any Collection of such Transferred Lease Receivable deemed to have been received pursuant to
SECTION 2.08 OR SECTION 9.02 (it being understood that the Transferor shall pay all such deemed Collection amounts to the Collection Agent), and shall also include any amounts earned as a result of the investment of the Collections held by the Agent pursuant to SECTION 2.07.

                 "CONCENTRATION LIMIT" for any Obligor means at any time the lesser of (i) the dollar amount set forth below for such Obligor's Risk Rating (and, if indicated, such Obligor's senior unsecured debt rating by both Standard & Poor's Corporation and Moody's Investors Service, Inc., using the lower rating category in the event of a split rating) or (ii) the amount obtained by multiplying the percentage set forth below for such Obligor's Risk Rating by the Transfer Limit at such time (or, if so indicated, Capital at such time), or such higher amount ("Special Concentration Limit") for any Obligor designated by Agent in a writing delivered to the Transferor from time to time; PROVIDED, HOWEVER, that in the case of an Obligor with any Affiliated Obligors, the Concentration Limit and the Lease Receivables related thereto shall be calculated as if such Obligor and such one or more Affiliated Obligors were one
Obligor:

                   Senior
Obligor            Unsecured
Risk               Debt           Dollar           Percentage of
Rating             Rating         Amount           Transfer Limit
- ------             ---------      ------           --------------
  1      AND       >AA-/Aa3       $16,000,000               12.8%
  1      AND       >A-/A3                          [see PROVISO below]
  1                N/A            $7,500,000                6.0%
  2                N/A            $5,000,000                4.0%
  3                N/A            $3,750,000                3.0%
  4                N/A            $3,000,000                2.4%
  5                N/A            $2,500,000                2.0%

PROVIDED, that, for any Obligor that has an Obligor Risk Rating of 1 and a senior unsecured debt rating of greater than A-/A3, but less than AA-/Aa3, the Concentration Limit at any time shall be the greater of (i) $7,500,000 and (ii) 10% of outstanding Capital at such time.

                 "CREDIT AND COLLECTION POLICY" means those credit and collection policies and practices relating to Leases and Lease Receivables described in EXHIBIT B, as modified in compliance with SECTION 5.04(c).

                 "DEFAULTED LEASE RECEIVABLE" means a Lease Receivable at any time: (i) as to which any two of the immediately preceding six scheduled payments (other than payments for freight charges or administrative fees), or parts thereof, remain unpaid for more than 90 days from the original due date for such payment, (ii) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in SECTION 7.01(g) or (iii) which, consistent with the Credit and Collection Policy, has been or should be written off the Transferor's books as uncollectible.

                 "DEFERRED TRANSFER PRICE" means, at any time, an amount equal to the aggregate Transferred Lease Receivables Balance at such time MULTIPLIED BY 10%.

                 "DELINQUENT LEASE RECEIVABLE" means a Lease Receivable that is not a Defaulted Lease Receivable and (i) as to which any payment, or part thereof, remains unpaid for more than 30 days from the original due date for such payment or (ii) which, consistent with the Credit and Collection Policy, has been or should be classified as delinquent by the Transferor.

                 "DESIGNATED OBLIGOR" means, at any time, any Obligor of the Transferor unless the Agent has, following three Business Days' notice, advised the Transferor that such Obligor shall not be considered a Designated Obligor.

                 "DILUTION FACTORS" means with respect to the Transferred Lease Receivables, any credits, rebates, freight charges, cash discounts, store opening discounts, volume discounts, cooperative advertising expenses, royalty payments, warranties, cost of parts required to be maintained by agreement (whether express or implied), allowances, disputes, chargebacks, returned or repossessed goods, inventory transfers, allowances for early payments and other allowances that are made or coordinated with the Transferor's usual practices.

                 "DISCOUNT RATE" means, with respect to any Lease Receivable, the discount rate used to calculate the present value of the Periodic Installments of Rent payable under the related Lease as of the last day of the month immediately preceding the month in which such Lease Receivable became a Transferred Lease Receivable. The Discount Rate for the Lease Receivables transferred on any Settlement Date shall be a rate equal to the sum of (i) the interest rate per annum quoted to the Transferor by a nationally recognized financial institution rated A or better by Standard & Poor's Corporation (or the equivalent rating by Moody's Investors Service, Inc.) as the rate at which such financial institution is willing to enter into an Interest Rate Hedge pursuant to which the Transferor will pay an interest rate calculated in conjunction with an Interest Rate Hedge amortization submitted by the Transferor and which complies with SECTION 5.01 and the provisions set forth on EXHIBIT M and in return shall receive a floating interest rate (calculated against the same principal amount) approximately equal to the one month LIBO Rate PLUS (ii) .60% per annum (representing the interest rate spread on "LIBOR Advances" under the Liquidity Agreement) plus (iii) .625% per annum (representing the Program Fee rate hereunder); PROVIDED, that, if the Transferor is not entering into an Interest Rate Hedge at the time such Lease Receivable becomes a Transferred Lease Receivable, the Discount Rate shall be equal to the sum of (i) a non- amortizing one month LIBO Rate-based Interest Rate Hedge with a term equal to the "Weighted Average Remaining Term" (as defined below) of the Transferred Lease Receivables plus six months PLUS (ii) .60% per annum PLUS (iii) .625% per annum; PROVIDED, FURTHER, that the Transferor may, at its option, with respect to the Lease Receivables transferred on any Settlement Date, designate a rate which is higher than the rates calculated above to be the "Discount Rate" for such Lease Receivables. For purposes of the foregoing, "Weighted Average Remaining Term" shall mean (i) the Outstanding Balance of each Transferred Lease Receivable TIMES the remaining term of such Transferred Lease Receivable, DIVIDED BY (ii) the Transferred Lease Receivables Balance; PROVIDED, that, for purposes of making such calculation, the Outstanding Balance of the Lease Receivables to be transferred on the applicable Settlement Date shall be included as Transferred Lease Receivables and the Outstanding Balance thereof used in such calculation shall be determined using an assumed Discount Rate equal to the sum of (A) the rate applicable to U.S. Treasury bills having a maturity closest to the Weighted Average Remaining Term as of the immediately preceding Settlement Date as quoted in the WALL STREET JOURNAL and (B) 1.225% per annum.

                 "DISCOUNTED VALUE" means, with respect to any Lease Receivable, the present value of the aggregate amount of the remaining Periodic Installments of Rent under the related Lease, with such aggregate amount discounted to present value using the Discount Rate for such Lease Receivable and a payment schedule of the first day of each month commencing with the first day of the month in which the Discounted Value is calculated.

                 "DOL" means the United States Department of Labor and any successor department or agency.

                 "ELIGIBLE LEASE RECEIVABLE" means, at any time, a Lease
Receivable:

                 (i) the Obligor of which is not an Affiliate of any of the parties hereto;

                 (ii) the Obligor of which is a Designated Obligor, is a United States resident and has a Risk Rating of 1 to 5 (inclusive);

                 (iii) the Obligor of which (A) if such Obligor has a Risk Rating of 3, 4 or 5, is not the Obligor of any Defaulted Lease Receivables and (B) if such Obligor has a Risk Rating of 1 or 2, is not the Obligor of (x) any Defaulted Lease Receivable unless, in the reasonable judgment of the Transferor, such Lease Receivable became a Defaulted Lease Receivable for reasons other than a negative change in such Obligor's creditworthiness or ability to make payments on such Lease Receivable or (y) Defaulted Receivables having an aggregate Outstanding Balance greater than 50% of the aggregate Outstanding Balance of all Lease Receivables owing by such Obligor;

                 (iv) which is not a Delinquent Lease Receivable or a Defaulted Lease Receivable;

                 (v) which, according to the Lease under which such Lease Receivable arises, is required to be paid in full within 60 months of the original commencement date of such Lease;

                 (vi) which arises under a Lease pursuant to which the Equipment related thereto has been installed and accepted by the related Obligor (such acceptance having been evidenced by an acceptance certificate executed by such Obligor) and all obligations required to be performed thereunder prior to the date such Lease Receivable is described in a notice delivered pursuant to SECTION 2.02 have been performed by the Transferor and by all parties other than the Obligor, without dispute, offset, defense or counterclaim, and which Lease Receivable is fully assignable;

                 (vii) the Outstanding Balance of which, when added to the Outstanding Balance of all other Lease Receivables owing by the same Obligor and which constitute Transferred Lease Receivables hereunder, does not exceed the Concentration Limit;

                 (viii) the acquisition of which with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

                 (ix) which is "chattel paper", an "account" or a "general intangible" within the meaning of the UCC of all applicable jurisdictions;

                 (x) which is denominated and payable only in United States dollars in the United States;

                 (xi) which arises under a Lease which has been duly authorized and which, together with such Lease Receivable (which shall not in any event satisfy this clause (xi) if such Lease Receivable has been paid in full by the Obligor thereof), is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Lease Receivable enforceable against such Obligor in accordance with its terms and is not subject (at the time each determination of eligibility is made hereunder) to any dispute, offset or counterclaim whatsoever;

        (xii) which, together with the Lease related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Lease related thereto is in violation of any such law, rule or regulation applicable to such Lease in any material respect;

        (xiii) which, has not been compromised, adjusted or modified (including by extension of time for payment or the granting of any discounts, allowances or credits) for any reason relating to a negative change in the related Obligor's creditworthiness or inability to make any payment under the related Lease;

        (xiv) which (A) satisfies all applicable requirements of the Credit and Collection Policy, (B) complies with such other criteria and requirements as the Agent may from time to time specify to the Transferor following thirty days' notice and (C) is freely transferable to the Transferee;

        (xv) with respect to which the Transferor (A) is the owner of, or, subject to the Obligor UCC Filing Requirement, has a perfected security interest in, each item of Equipment subject to such Lease, free and clear of any Adverse Claim, except for the rights of the Obligor in the Equipment under such Lease and (B) subject to the provisions set forth in SECTION 2.14, has granted a first priority perfected security interest in such Equipment to the Agent;

        (xvi) which arises under a Lease, none of the parties to which have done or failed to do anything which would or might permit any other party thereto to terminate such Lease or to suspend or reduce any payments or obligations due or to become due thereunder;

        (xvii) which arises under a Lease which requires the Obligor to maintain insurance (or, if such Obligor has a Risk Rating of 1, 2 or 3, to self insure if permitted by the Credit and Collection Policy as applied to such Obligor) against loss or damage to the Equipment subject to such Lease under an insurance policy which names the Transferor as loss payee;

        (xviii) which, if included as a Transferrred Lease Receivable, would not cause a breach of the Obligor UCC Filing Requirement;


        (xix) which arises under a Lease, no portion of which has been, or is subject to rejection, early termination or non- assumption, prior to the original term of such Lease, PROVIDED, that Lease Receivables having an aggregate Outstanding Balance not exceeding 10% of outstanding Capital shall satisfy this clause (xix) if the related Lease is subject to early termination pursuant to a provision therein which requires the applicable Obligor to pay to the Transferor upon termination an amount equal to the then Outstanding Balance of such Lease Receivable (it being agreed that any such payment upon early termination shall constitute a Collection with respect to such Lease Receivable);

        (xx) which is fully enforceable against the Obligor of such Lease Receivable, notwithstanding the residual value of the Equipment subject to the related Lease as determined at any time during the term of such Lease;

        (xxi) which arises under a Lease that requires payments to be made on a regular periodic basis and which does not represent the payment of interim rents;

                 (xxii) the Obligor of which is in possession of the Equipment subject to the related Lease and is not subleasing such Equipment to any other Person;

                 (xxiii) if the Obligor thereof has a Risk Rating of 4 or 5 (a "4/5 Lease Receivable"), the Outstanding Balance of which, when added to the Outstanding Balance of all other Transferred Lease Receivables which are 4/5 Lease Receivables, does not exceed 35% of the Transferred Lease Receivables Balance;

                 (xxiv) no portion of which is payable on account of sales taxes; and

                 (xxv) as to which the Agent has not notified the Transferor that the Agent has determined, in its sole discretion, that such Lease Receivable (or class of Lease Receivables) is not acceptable for transfer hereunder (which notice shall state the reason(s) the Agent has elected to make such determination);

                 (xxvi) which was originated or purchased after __________, 19__ by the Transferor through a Transferor Division (including any former Subsidiary of the Transferor which has become part of a Transferor Division); PROVIDED, HOWEVER, if such Lease Receivable was an Acquired Lease Receivable, such Lease Receivable was acquired in the ordinary course of business and satisfied the credit criteria and standards that the Transferor applies to Lease Receivables originated by the Transferor; PROVIDED, FURTHER, that, with respect to an Acquired Lease Receivable included in an Acquired Lease Portfolio, such Acquired Lease Receivable shall only be an Eligible Receivable if
         (A) with respect to an Acquired Lease Receivable which, as of the date of determination, was acquired by the Transferor less than 90 days prior to such date, (a "Newly Acquired Lease Receivable"), the Outstanding Balance of such Newly Acquired Lease Receivable, when added to the Outstanding Balance of Transferred Lease Receivables which were included in an Acquired Lease Portfolio and continue to constitute Newly Acquired Lease Receivables, does not exceed 10% of the Transferred Lease Receivables Balance and (B) the Outstanding Balance of such Acquired Lease Receivable, when added to the Outstanding Balance of all other Transferred Lease Receivables which were included in an Acquired Lease Poertfolio (including Newly Acquired Lease Receivables), does not exceed 25% of the Transferred Lease Receivables Balance; PROVIDED, FURTHER, that, at any time, the Transferor may request the Agent (together with CapMAC) to review any Lease Receivable included in an Acquired Lease Portfolio (whether constituting a Transferred Lease Receivable, a Lease Receivable which the Transferor desires to become a Transferred Lease Receivable or a lease receivable which the Transferor desires to acquire) and to agree that such Acquired Lease Receivable shall not (or shall no longer) be designated as an Acquired Lease Receivables for purposes of the limitations described in this clause (xxvi), it being agreed by the Agent that in response to any such request, it will use its best efforts to commence such review within seven Business Days of such request and to promptly notify the Transferor whether the Agent has agreed to such request.

                 "EQUIPMENT" means data processing, telecommunications and other capital equipment leased by the Transferor as lessor.

                 "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                 "ERISA AFFILIATE" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as the Transferor; (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the IRC) with the Transferor or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the IRC) as the Transferor, any corporation described in clause (i) above or any partnership or other trade or business described in clause (ii) above.

        "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

        "EURODOLLAR RESERVE PERCENTAGE" for any Fixed Period means the reserve percentage applicable to Citibank during such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Fixed Period.

        "EVENT OF TERMINATION" has the meaning assigned to that term in SECTION 7.01.

        "FEDERAL FUNDS RATE" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business
Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by Citibank from three Federal funds brokers of recognized standing selected by it.

        "FILING EVENT" means the Transferor's failure to comply with any of the financial covenants contained in SECTION 5.03(b) or the occurrence of any of the events described in SECTION 7.01.

        "FIXED PERIOD" means a period of 1 to 180 days, except when used in connection with the LIBO Rate, in which case "Fixed Period" means a period of one month. Each Fixed Period shall be determined in accordance with the procedures described in SECTION 2.05.

        "INDEBTEDNESS" of any Person means (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services, (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (vi) obligations of such Person in connection with any letter of credit issued for the account of such Person and (vii) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above.

        "INTEREST RATE HEDGE ASSIGNMENT" means as assignment in substantially the form of EXHIBIT C pursuant to which the Transferor assigns to the Agent, for the benefit of the Transferee, all Interest Rate Hedges obtained by the Transferor in connection with this Agreement.

        "INTEREST RATE HEDGES" means interest rate exchange, collar, cap, swap or similar agreements entered into by the Transferor with third parties to provide protection to, or minimize the impact upon, the Transferor of increasing Transferee Rates.

        "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

        "IRS" means the Internal Revenue Service of the United States of
America.

        "LEASE" means a lease agreement between the Transferor and an Obligor, having payment and enforcement terms substantially as favorable to the Transferor as those contained in one of the forms of written contract set forth in EXHIBIT D or otherwise approved by the Agent, pursuant to which the Transferor leases Equipment to such Obligor.

        "LEASE RECEIVABLE" means, with respect to any Lease at any time, all Periodic Installments of Rent then or thereafter payable by the Obligor under such Lease, together with all supplemental or additional payments required by the terms of such Lease with respect to insurance, maintenance, ancillary products and services and other specific charges, excluding any such payments or charges which constitute sales or other taxes or the price for a purchase option.

        "LIBO BUSINESS DAY" means a day of the year on which dealings are carried on in the London interbank market and banks are open for business in London and are not required or authorized to close in New York City.

        "LIBO RATE" for any Fixed Period means the rate of interest per annum at which deposits in U.S. Dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Fixed Period in an amount approximately equal or comparable to the Capital allocated to such Fixed Period and for a period equal to such Fixed Period.

        "LIQUIDATION FEE" means, for the Capital allocated to any Fixed Period (computed without regard to the maturity of a Fixed Period occurring as a result of the occurrence of the Termination Date) during which such Capital is reduced, the amount, if any, by which (i) the additional Yield (calculated without taking into account any LIQUIDATION FEE) which would have accrued on the reductions of such Capital during such Fixed Period (as so computed) if such reductions had remained as Capital exceeds (ii) the income, if any, received by the Transferee from the Transferee's investing the proceeds of such reductions of Capital (which investment the Transferee will use reasonable efforts to make under the then applicable conditions and circumstances).

        "LIQUIDITY AGREEMENT" means the Liquidity Agreement, dated as of May 13, 1992, among the Transferee, the Liquidity Banks and the Liquidity Agent, as amended, modified or supplemented from time to time.

        "LIQUIDITY AGENT" means Citibank, N.A., as agent for the Liquidity Banks under the Liquidity Agreement, and any successor Liquidity Agent.

        "LIQUIDITY BANKS" means the institutions from time to time party to the Liquidity Agreement as Liquidity Banks.

        "LIQUIDITY PROVIDER" means each Liquidity Bank, any Eligible Assignee (as defined in the Liquidity Agreement) and CapMAC.

        "LOCK-BOX ACCOUNT" means an account maintained at a Lock-Box Bank for the purpose of receiving Collections.

        "LOCK-BOX AGREEMENT" means an agreement, in substantially the form of Exhibit E, among the Transferor, the Agent and a Lock- Box Bank which agreement sets forth the rights of the Agent, the Transferor and the Lock-Box Bank with respect to the disposition and application of the Collections received into the applicable Lock-Box Account, including, without limitation, the right of the Agent to direct the Lock-Box Bank to remit all Collections of Transferred Lease Receivables directly to the Agent pursuant to SECTION 6.03.

        "LOCK-BOX BANK" means any of the banks holding one or more lock-box accounts for receiving Collections from Lease Receivables.

        "LOSS/LIQUIDATION RATIO" means, with respect to any month, the ratio (expressed as a percentage) computed by dividing (i) the aggregate Outstanding Balance of all Transferred Lease Receivables written off by the Transferor during such month plus the aggregate Outstanding Balance of all Transferred Lease Receivables written off by the Transferor during each of the immediately preceding 11 months by (ii) the average daily aggregate outstanding Capital during the 12-month period ending on the date such ratio is calculated.

        "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Transferor or any ERISA Affiliate.

        "OBLIGOR" means a Person obligated to make payments on a Lease Receivable pursuant to a Lease.

        "OBLIGOR UCC FILING REQUIREMENT" means, with respect to any Transferred Lease, that the Transferor has obtained appropriate UCC financing statements (Form UCC-1) executed by the Obligor of such Lease which UCC financing statements have been filed in all applicable jurisdictions, so that if a court or other Person were to determine that such Lease transferred an ownership (rather than a leasehold) interest in the Equipment subject thereto to the Obligor, the Transferor would have a perfected security interest in such Equipment, free and clear of any Adverse Claims except those held by the Agent hereunder; PROVIDED, HOWEVER, that, except as required by SECTION 2.14, the actual filing of such UCC financing statements shall not be applicable with respect to any Lease if the Outstanding Balance of the Lease Receivable related thereto plus the Outstanding Balance of all other Transferred Lease Receivables of the related Obligor arising under Leases pursuant to which the Equipment is located in the same UCC filing jurisdiction is less than $100,000; PROVIDED, FURTHER, that, notwithstanding the foregoing PROVISO, at all times, such UCC financing statements shall be filed with respect to Equipment such that the aggregate Outstanding Balance of the Lease Receivables related to such Equipment equals or exceeds 75% of the Transferred Lease Receivables Balance.

        "ORIGINATION FEE" has the meaning assigned to that term in SECTION 2.10.

        "OUTSTANDING BALANCE" of any Lease Receivable at any time means the Discounted Value of the remaining Periodic Installments of Rent under the related Lease, as such amounts are adjusted as a result of any of the events described in the first sentence of SECTION 2.08. Notwithstanding anything to the contrary contained in this Agreement, if any payment under a Lease Receivable was not paid when due and if such payment remains unpaid at the time the Outstanding Balance of that Lease Receivable is calculated for any purpose, then the "OUTSTANDING BALANCE" of such Lease Receivable shall be calculated as of the first day of the calendar month during which the unpaid payment was due, or if more than one payment is unpaid, the calendar month in which the oldest payment remains unpaid.

        "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

        "PERIODIC INSTALLMENTS OF RENT" means, with respect to any Lease, the aggregate amount of rent installments payable by the Obligor under such Lease, excluding however, all supplemental or additional payments required by the terms of such Lease with respect to taxes, insurance, maintenance, ancillary products and services and other specific charges.

        "PERMITTED ENCUMBRANCE" means any of the following:

        (a) liens, charges or other encumbrances for taxes and assessments which are not yet due and payable;

        (b) liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Transferor shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, provided, that the interest transferred hereunder or any portion thereof transferred or intended to be transferred hereunder is not, in the reasonable opinion of the Agent, unreasonably jeopardized thereby;

        (c) liens, charges or other encumbrances or priority claims incidental to the conduct of business or the ownership of properties and assets (including warehousemen's and attorneys' liens and statutory landlords' liens) and deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, PROVIDED in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings, and PROVIDED, FURTHER, that the transferred interest hereunder or any portion thereof transferred or intended to be transferred hereunder is not, in the reasonable opinion of the Agent, jeopardized thereby; or

        (d) liens, charges or encumbrances in favor of the Transferee or the Agent or granted to a Liquidity Provider by the Agent.

        "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity.

        "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Transferor or any ERISA Affiliate is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

           "PROGRAM FEE" has the meaning assigned to that term in SECTION 2.10.

           "RECORDS" means all Leases and other documents, books, records and other information (including without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Leases and the related Obligors.

           "RELATED SECURITY" means with respect to any Lease:

           (i) all security interests or liens and property subject thereto from time to time purporting to secure payment of the Lease Receivable arising under such Lease, whether pursuant to such Lease or otherwise;

           (ii) the assignment to the Agent, for the benefit of the Transferee, of all UCC financing statements covering any collateral securing payment of the Lease Receivable arising under such Lease;

           (iii) all guarantees, indemnities, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Lease Receivable arising under such Lease whether pursuant to the Lease related to such Lease Receivable or otherwise;

           (iv) all of the Transferor's right, title and interest in, to and under any Lease of Equipment which was repossessed from an Obligor of a Transferred Lease Receivable to the extent that the Outstanding Balance of such Transferred Lease Receivable remains unpaid;

           (v)  all Records; and

           (vi)  all proceeds of the foregoing.

           "REPORTABLE EVENT" means any of the events described in Section 4043 of ERISA.

           "RISK RATING" means a credit rating on a scale of 1 through 10 given to each Obligor pursuant to the Credit and Collection Policy (with 1 being the best credit rating).

           "SECURITY AGREEMENT" means the Security Agreement, dated as of May 13, 1992, between the Transferor and CapMAC, as amended, modified or supplemented from time to time.

           "SETTLEMENT DATE" means the 15th day of each month; PROVIDED, that if in any month such day is not a Business Day, the "SETTLEMENT DATE" for such month shall be the first Business Day to occur after such 15th day; PROVIDED, FURTHER, that (i) the Transferor may, in its discretion, by notice to the Agent, request that Settlement Dates occur more frequently than monthly and (ii) the Agent may, in its discretion, by notice to the Transferor, require that Settlement Dates occur more frequently than monthly (but, prior to the Termination Date, no more frequently than twice each month).

                 "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

                 "TAXES" has the meaning assigned to that term in SECTION
2.15(a).

                 "TERMINATION DATE" means the earliest of (i) that Business Day which the Transferor designates as the Termination Date by notice to the Agent at least five Business Days prior to such Business Day, (ii) that Business Day which the Agent designates as the Termination Date by notice to the Transferor at least five Business Days prior to such Business Day (except with respect to notice provided pursuant to Section 5.04 of the Liquidity Agreement, in which case the Business Day next succeeding the "Liquidation Date" under the Liquidity Agreement shall be the Termination Date), (iii) the date of the reduction of the Transfer Limit to zero pursuant to SECTION 2.04 or the declaration or automatic occurrence of the Termination Date pursuant to SECTION 7.01, and (iv) February 1, 1997.

                 "TRANSFER" means a transfer by the Transferor of Transferred Assets to the Transferee pursuant to SECTIONS 2.01 and 2.02.

                 "TRANSFER LIMIT" means at any time $125,000,000, as such amount may be reduced pursuant to SECTION 2.04; PROVIDED, HOWEVER, that at all times on and after the Termination Date, the "TRANSFER LIMIT" shall mean the aggregate outstanding Capital.

                 "TRANSFEREE RATE" means, for any Fixed Period for all Capital allocated to such Fixed Period:

                 (i) the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which commercial paper notes of the Transferee having a term equal to such Fixed Period and to be issued to fund the applicable Transfer may be sold by any placement agent or commercial paper dealer selected by the Transferee, as agreed between each such agent or dealer and the Transferee and notified by the Transferee to the Agent and the Collection Agent; PROVIDED, HOWEVER, if the rate (or rates) as agreed between any such agent or dealer and the Transferee with regard to any Fixed Period is a discount rate (or rates), the TRANSFEREE RATE" for such Fixed Period shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate (or rates) per annum, or

                 (ii) if the Transferee elects in its sole discretion not to fund, or is not able to fund, the applicable Transfer for such Fixed Period by its issuing commercial paper, or if such Fixed Period is one day, or if the Transferee has assigned its rights under this Agreement to another Person pursuant to SECTION 10.04, a rate equal to the Assignee Rate for such Fixed Period or such other rate as the Agent and the Transferor shall agree to in writing.

                 "TRANSFEREE REPORT" means a report, in substantially the form of EXHIBIT F, furnished by the Collection Agent to the Agent for the Transferee pursuant to SECTION 2.08.

                 "TRANSFEROR COLLATERAL" has the meaning assigned to that term in SECTION 2.13.

                 "TRANSFEROR DIVISION" means any of the following divisions of the Transferor (or such others as the Transferor, the Transferee and the Agent shall mutually designate by written agreement): (i) the Leasing Group; and
(ii) the
portion of the Technology and Distribution Group which enters into point of sale Leases of Equipment; and "TRANSFEROR DIVISIONS" means, collectively, all of the foregoing Divisions of the Transferor.

                 "TRANSFERRED ASSETS" means, at any time, all then outstanding Transferred Lease Receivables, Related Security with respect to such Transferred Lease Receivables, and Collections with respect to, and other proceeds of, such Transferred Lease Receivables, including, without limitation, all Collections of Transferred Lease Receivables relating to payments due thereunder at any time during the month in which such Lease Receivable became a Transferred Lease Receivable.

                 "TRANSFERRED LEASE RECEIVABLE" means any Lease Receivable which appears on any list of Lease Receivables at any time hereafter submitted to and accepted by the Agent pursuant to SECTION 2.02. Once a Lease Receivable appears on any such list it shall remain a Transferred Lease Receivable; PROVIDED, HOWEVER, that "TRANSFERRED LEASE RECEIVABLE" shall include any Lease Receivable which is substituted pursuant to SECTION 9.02 for any existing Transferred Lease Receivable; PROVIDED, FURTHER, that with respect to any Lease Receivable that is retransferred to the Transferor pursuant to SECTION 9.02, following the Agent's receipt of the retransfer price for such Lease Receivable, "TRANSFERRED LEASE RECEIVABLE" shall not include the Lease Receivable so retransferred.

                 "TRANSFERRED LEASE RECEIVABLES BALANCE" means, at any time, the aggregate Outstanding Balance of the Transferred Lease Receivables.

                 "TRANSFERRED LEASE RECEIVABLE DEFAULT RATIO" means the ratio (expressed as a percentage) computed as of the last day of each month by dividing (i) the aggregate Outstanding Balance of all Transferred Lease Receivables that became Defaulted Lease Receivables or were written off the books of the Transferor at any time during such month by (ii) the aggregate outstanding Capital on such date.

                 "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                 "YIELD" means for all Capital allocated to any Fixed Period during any such Fixed Period, the product of

                                           TR x C x ED
                                                    ---
                                                    360

where:

       C     =      the Capital allocated to such Fixed Period.

       TR    =      the Transferee Rate for such Fixed Period.

       ED    =      the actual number of days elapsed during such Fixed Period.

PROVIDED, HOWEVER that (i) no provision of this Agreement or the Certificate shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

                 SECTION 1.02. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                 SECTION 1.03. COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE TRANSFERS

                 SECTION 2.01. FACILITY. On the terms and conditions hereinafter set forth, the Transferee may, in its sole discretion, accept Transfers of Transferred Assets from the Transferor from time to time during the period from the date hereof to the Termination Date. Under no circumstances shall the Transferee make a Capital Transfer, if, after giving effect to such Transfer, the aggregate outstanding Capital hereunder would exceed the Transfer Limit. Nothing in this Agreement shall be deemed to be or construed as a commitment by the Transferee to accept Transfers of any Transferred Assets at any time. If at any time a court characterizes the Transfers hereunder as loans by the Transferee to the Transferor, then the Transferor hereby pledges, grants a security interest in and assigns to the Agent, for the benefit of the Transferee, all of the right and title to and interest in the Transferred Lease Receivables and the Related Security and Collections related thereto as security for such loans and for the payment and performance of all obligations of the Transferor hereunder.

                 SECTION 2.02.  ACCEPTING TRANSFERS FROM THE TRANSFEROR.

                 (a) TRANSFERS. Each Transfer shall be made on a Settlement Date, provided, that a notice requesting such Transfer is received by the Agent at least one Business Day before such Settlement Date, PROVIDED, HOWEVER, if Yield with respect to the initial Fixed Period applicable to such Transfer is to be calculated by reference to the LIBO Rate, such notice must be received by the Agent at least three Business Days before such Settlement Date. Each such notice of a proposed Transfer shall accompany a Transferee Report and shall specify that portion of the transfer price which is immediately payable (as determined below pursuant to clause (b) of this SECTION 2.02) for the Transferred Assets to be transferred, a list of all Eligible Lease Receivables that the Transferor agrees will constitute Transferred Lease Receivables, a list of Related Security with respect to such Lease Receivables (upon the request of the Agent) and, if such Transfer is a Capital Transfer, the duration of the initial Fixed Period for the Capital arising as a result of such Transfer. Such notice shall be accompanied by a certification from the Transferor that, after giving effect to the Transfer proposed in such notice, the Transferred Lease Receivables hereunder arise under Leases of Equipment which constitute a representative sample of the types of Equipment subject to Leases entered into by the Transferor Divisions. The Agent shall promptly thereafter notify the Transferor whether the Transferee has determined to make such Transfer and, if such Transfer is a Capital Transfer, the Agent shall also notify the Transferor whether the duration of the initial Fixed Period described in such notice is acceptable. On the date of each Capital Transfer, the Transferee shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Agent at its address referred to in
SECTION 2.09 the immediately payable portion of the transfer price referred to above in same day funds, and after receipt by the Agent of such funds, the Agent will make such funds immediately available to the Transferor at Citibank's address at 399 Park Avenue, New York, New York.

                 (b) TRANSFER PRICE; DEFERRED TRANSFER PRICE. The transfer price for the Transferred Assets subject to any Transfer hereunder shall be composed of an immediate payment to Transferor (such immediate payment is reflected in the definition of Capital) plus the Deferred Transfer Price (or an increase thereto for any Transfers following the initial Transfer). The portion of the transfer price immediately payable with respect to any Transfer shall be an amount selected by the Transferor so that immediately following such Transfer, the Transferred Lease Receivables Balance shall equal the
Aggregate Transfer Price.   The Deferred Transfer Price as determined on the
Settlement Date immediately preceding the Termination Date shall be payable to the Transferor only out of the remaining Collections, if any, of Transferred Assets after the Transferee has recovered all Capital, Yield and other amounts owing under this Agreement and the other agreements executed pursuant hereto. After the Collection Date has occurred, the Transferee shall, in full satisfaction of the Deferred Transfer Price, at its option either pay to the Transferor the Deferred Transfer Price owing to the Transferor or assign and transfer to the Transferor, its remaining interest in the Transferred Assets and any remaining Collections pursuant to SECTION 2.07 without any representation or warranty, express or implied.

                 SECTION 2.03.  TRANSFERS OF INTERESTS IN LEASES.
Notwithstanding anything to the contrary contained in this Agreement, neither the Agent nor the Transferee shall have any obligation or liability with respect to any Transferred Lease Receivables or related Leases, nor shall any of them be obligated to perform any of the obligations of the Transferor or any Transferor Division thereunder.

                 SECTION 2.04. TERMINATION OR REDUCTION OF THE TRANSFER LIMIT. The Transferor may, upon at least five Business Days' notice to the Agent, terminate in whole or reduce in part the unused portion of the Transfer Limit; provided, however, that each partial reduction shall be in an amount equal to $1,000,000 or an integral multiple thereof.

                 SECTION 2.05. SELECTION OF FIXED PERIODS. At all times hereafter, but prior to the Termination Date, the Transferor shall, subject to the limitations described below, propose the duration of Fixed Periods and the portion of the outstanding Capital to be allocated to each Fixed Period, so that all outstanding Capital is allocated to one or more Fixed Periods, and the Agent shall select such Fixed Periods following its review of the Transferor's proposal (it being understood that if the Transferor does not make the foregoing proposal for any Fixed Period, the Agent shall select such Fixed Period in its discretion). The proposal of the Fixed Period(s) to be applicable to the Capital arising as a result of any Capital Transfer shall be specified in the notice relating to such Transfer described in SECTION 2.02(a). Each other Fixed Period shall commence on the last day of a then existing Fixed Period and shall end such number of days (not to exceed 180 days) thereafter as the Transferor shall propose and the Agent shall select on notice by the Transferor received by the Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on such last day. Any Fixed Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day. Any Fixed Period which commences before the Termination Date and would otherwise end on a date occurring after such Termination Date shall end on such Termination Date and the duration of any Fixed Period which commences on or after the Termination Date shall be of such duration as shall be selected by the Agent. On and after the Termination Date, the Agent shall have the right to allocate outstanding Capital to Fixed Periods to ensure that all Capital is allocated to a Fixed Period. The Transferee shall, on the first day of each Fixed Period, notify the Agent of the Transferee Rate for the Capital allocated to such Fixed Period. Notwithstanding the foregoing, for any Fixed Period with respect to which Yield is to be calculated by reference to the LIBO Rate (i) any notice from the Transferor to the Agent shall be given at least three Business Days prior to the last day of the immediately preceding Fixed Period, (ii) such Fixed Period shall have a duration of one month and (iii) if an extension of such Fixed Period (because the scheduled last day of such Fixed Period is not a Business Day) would cause the last day of such Fixed Period to occur in the next following month, the last day of such Fixed Period shall be deemed to occur on the Business Day immediately preceding the originally scheduled last day.

                 SECTION 2.06. PRE-TERMINATION DATE SETTLEMENT PROCEDURES. On each day prior to the Termination Date, the Collection Agent shall set aside and hold in trust for the Transferee, the Collections of Transferred Lease Receivables received on such day (the aggregate Collections so set aside since the immediately preceding Settlement Date being referred to as the "Received Collections"). On the first Settlement Date to occur during each month prior to the Termination Date, the Transferor shall calculate the Transferred Lease Receivables Balance as of the last day of the immediately preceding month and, if the Transferred Lease Receivables Balance as of such day is less than the Aggregate Transfer Price as of such day, the Transferor shall, at its option, either:

                 (i) make a Transfer of sufficient additional Eligible Lease Receivables to the Transferee in accordance with the procedures and subject to the conditions set forth in SECTION 2.02 such that, immediately following such Transfer, the Transferred Lease Receivables Balance equals the Aggregate Transfer Price; or

                 (ii) out of the Received Collections, direct the Collection Agent to deposit to the Agent's account on the Business Day immediately succeeding such Settlement Date, as described in SECTION 2.09, an amount of such Collections such that, following the application of such Collections to outstanding Capital, the Transferred Lease Receivables Balance equals the Aggregate Transfer Price.

If the Transferor selects the option described in clause (i) above, the immediately payable portion of the transfer price for the Transferred Assets subject to such Transfer shall be paid to the Transferor by the Collection Agent out of the Received Collections. Following the payment to the Transferor of the amount described in clause (i) above or the payment to the Agent of the amount described in clause (ii) above, as the case may be, any remaining Received Collections shall be remitted by the Collection Agent to the Transferor.

                 SECTION 2.07.  LIQUIDATION SETTLEMENT PROCEDURES.

                 (a)  To the extent the Agent has not exercised its right under
SECTION 6.03(a) to require the Lock-Box Banks to remit all Collections of Transferred Lease Receivables deposited in the applicable Lock-Box Accounts directly to the Agent, on the Termination Date and on each day thereafter, the Collection Agent shall set aside and hold in trust for the Transferee, the Collections of Transferred Lease Receivables received on such day. Any Collections of Transferred Lease Receivables received (or deemed to have been received) by the Transferor shall be remitted directly to the Agent within one Business Day of Transferor's receipt. On each Settlement Date, the Collection Agent shall deposit to the Agent's account, as described in SECTION 2.09, the amount of such Collections so set aside since the immediately preceding Settlement Date.

                 (b) On the last day of each Fixed Period to occur on or after the Termination Date, the Agent shall distribute to the Transferee the Collections of Transferred Lease Receivables received by the Agent pursuant to
SECTION 2.07(a) ("Received Amount") but not to exceed the sum of (i) the amount of Capital allocated to such Fixed Period and (ii) the aggregate amount of all other amounts owed hereunder by Transferor to the Transferee (collectively, such Capital and other amounts are referred to as the "Outstanding Amount").
If the Outstanding Amount exceeds the Received Amount, the Agent shall distribute funds, FIRST, in reduction of Capital, SECOND, in payment of any accrued but unpaid Yield, and THIRD, in payment of other amounts payable to the Transferee and the remaining Capital shall be allocated to a new Fixed Period selected by the Agent. If the Received Amount exceeds the Outstanding Amount, then such excess shall be held by the Agent until the last day of the next Fixed Period to end, at which time the procedure described above shall be repeated with respect to the then maturing Fixed Period. Following the Collection Date, the Agent shall pay to the Transferor any remaining Collections received by the Agent pursuant to SECTION 2.07(a).

                 SECTION 2.08.  OTHER SETTLEMENT PROCEDURES.

                 (a) If on any day the Outstanding Balance of any Transferred Lease Receivable is either (i) reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed merchandise, any defective or rejected services, any cash discount or any other adjustment made or performed by the Transferor or any other Person (including, without limitation, those described in the definition of "DILUTION FACTORS"), or (ii) reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof against the Transferor or any other Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Transferor shall be deemed to have received on such day a Collection of such Transferred Lease Receivable in the amount of such reduction, cancellation or adjustment. If on any day any of the representations or warranties in the first sentence of SECTION 4.01(h) is no longer true with respect to a Transferred Lease Receivable, the Transferor shall be deemed to have received on such day a Collection of such Transferred Lease Receivable in full. Prior to the 15th day of each month (or if such day is not a Business Day, the immediately succeeding Business Day), the Collection Agent shall prepare and forward to the Agent for the Transferee, a Transferee Report, as of the close of business of the Collection Agent on the last day of the immediately preceding month.

                 (b) If the Transferor (or its successor in interest, including a trustee appointed under the Bankruptcy Code) terminates, rejects or does not assume a Lease which has a Transferred Lease Receivable arising thereunder, in whole or in part, prior to the expiration of the original term of such Lease, whether such rejection, termination or non-assumption is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable law (including, without limitation, Section 365 of the Bankruptcy Code), then the Transferor shall be deemed to have received Collections with respect to such Transferred Lease Receivable in an amount equal to the amount of the Outstanding Balance thereof that has not been, or may not be paid as a result of such rejection, termination or non-assumption. If, prior to the Termination Date, any Obligor under a Lease which has a Transferred Lease Receivable arising thereunder exercises any purchase option provided thereunder, then the Transferor shall be deemed to have received Collections equal to the Outstanding Balance that would be payable under such Transferred Lease Receivable had such option not been exercised. If any Obligor under a Lease which has a Transferred Lease Receivable arising thereunder shall default in the payment of monies due thereunder, or commits any other default, the Transferor will not terminate or reject such Lease without the Agent's prior written consent thereto, and, if the Agent does so consent, the Transferee and the Agent shall be entitled to receive all amounts received from the Obligor in any enforcement proceeding and all amounts realized from the subsequent disposition of the related Equipment or other Related Security; PROVIDED, HOWEVER, that, prior to the Termination Date, the Transferor may terminate or reject any such Lease if the Transferor substitutes a new Lease Receivable for the Lease Receivable which arose under such Lease or accepts a retransfer of such Lease Receivable, in either case, in accordance with the provisions of
SECTION 9.02.

                 SECTION 2.09. PAYMENTS AND COMPUTATIONS, ETC. All amounts to be paid or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to a special account (account number 4051-1411) in the name of Agent and maintained at Citibank's office at 399 Park Avenue in New York City. The Transferor shall, to the extent permitted by law, pay to the Agent interest on all amounts not paid or deposited when due hereunder (whether owing by the Transferor individually or as Collection Agent) at 2% per annum above the Alternate Base Rate, payable on demand; PROVIDED, HOWEVER, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be retained by the Agent except to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the Agent of such overdue amount to the Transferee, in which case such interest accruing after such date shall be for the account of, and distributed by the Agent to the Transferee. All computations of interest and all computations of Yield, Liquidation Fee and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                 SECTION 2.10. YIELD AND FEES. (a) From and after the date hereof until the later of the Termination Date or the Collection Date, the Transferor shall on the last day of each Fixed Period, pay to the Agent for the
account of the Transferee:   (i) an amount equal to the accrued Yield for the
Capital allocated to such Fixed Period and (ii) an amount equal to the Liquidation Fee (if any) for the Capital allocated to such Fixed Period.

                 (b) From and after the date hereof until the later of the Termination Date or the Collection Date, the Transferor shall pay to the Agent the fees described in the letter agreement of even date herewith among the Transferor, the Transferee and the Agent.

                 (c) The Transferor shall also pay to the Agent for the account of the Transferee, an origination fee ("Origination Fee") as described in the letter agreement of even date herewith between the Transferor and the Agent.

                 (d) As part of the consideration for the Transfers hereunder, the Transferor agrees to perform the duties of the Collection Agent hereunder until the Agent designates a new Collection Agent as described in SECTION 6.01. If at any time the Transferor is not the Collection Agent, the Transferor shall pay for the account of the Collection Agent, upon the Agent's demand, a fee (the "Collection Agent Fee") equal to 110% of the reasonable costs and expenses of the

Collection Agent of servicing, collecting and administering the Lease Receivables, which costs and expenses shall be invoiced to the Transferor in reasonable detail.

                 (e) The Transferor shall also pay to the Agent a fee (the "Liquidity Fee") equal to the product of (i) the average daily amount of the Transfer Limit and (ii) the per annum rate of .25%. The Liquidity Fee is payable in arrears monthly on the last day of each month during the term of this Agreement and on the later of the Termination Date or the Collection Date.

                 (f) With respect to any outstanding Capital allocated to a Fixed Period during which Yield is calculated by reference to the LIBO Rate, the Transferor shall pay to the Agent for the account of the Transferee, so long as Citibank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on such outstanding Capital for each day during such Fixed Period, at a rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBO Rate for such Fixed Period from (ii) the rate obtained by dividing such LIBO Rate by the percentage equal to 100% minus the Eurodollar Reserve Percentage for such Fixed Period. If as a result of any event or circumstances similar to those described in this subsection (g), any Affected Party is required to compensate a Liquidity Provider in connection with this Agreement or the funding or maintenance of the transfer of Transferred Assets hereunder, then within ten days after demand by such Affected Party, the Transferor shall pay to such Affected Party such additional amount or amounts as may be necessary to pay such Liquidity Provider the amounts due or to otherwise reimburse such Affected Party for any amounts paid by it.

                 SECTION 2.11. YIELD PROTECTION. (a) If due to either: (a) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation (other than laws or regulations relating to income taxes) or (b) the compliance by the Transferee or CNA with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), (i) there shall be an increase in the cost to the Transferee of accepting, funding or maintaining any Transfer hereunder, (ii) there shall be a reduction in the amount receivable with regard to any Transferred Lease Receivable or (iii) the Transferee shall be required to make a payment calculated by reference to the Transferred Lease Receivables transferred to it or Yield received by it, then the Transferor shall, from time to time, upon demand by the Agent, pay the Agent for the account of the Transferee, that portion of such increased costs incurred, amounts not received or required payment made or to be made, which the Agent determines is attributable to accepting, funding and maintaining any Transfer hereunder. In determining such amount, the Agent may use any reasonable averaging and attribution methods. The Transferee shall submit to Transferor a certificate as to such increased costs incurred, amounts not received or receivable or required payment made or to be made, which certificate shall, in the absence of manifest error, be conclusive and binding for all purposes.

                 (b) If as a result of any event or circumstances similar to those described in subsection (a) above, any Affected Party is required to compensate a Liquidity Provider in connection with this Agreement or the funding or maintenance of the transfer of Transferred Assets hereunder, then within ten days after demand by such Affected Party, the Transferor shall pay to such Affected Party such additional amount or amounts as may be necessary to pay such Liquidity Provider the amounts due or to otherwise reimburse such Affected Party for any amounts paid by it.

                 SECTION 2.12. INCREASED CAPITAL. (a) If either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance by the Transferee, CNA or Citibank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Citibank, CNA or any corporation controlling Citibank or CNA and Citibank, CNA or the Agent on behalf of Citibank or CNA determines that the amount of such capital is increased by or based upon the existence of the Transferee's agreement, in its discretion, to accept or maintain Transfers hereunder and other similar agreements or facilities, then, upon demand by Citibank, CNA or the Agent, the Transferor shall immediately pay to Citibank, CNA or the Agent for the account of Citibank or CNA from time to time, as specified by Citibank, CNA or the Agent, additional amounts sufficient to compensate Citibank or CNA in light of such circumstances, to the extent that Citibank, CNA or the Agent on behalf of Citibank or CNA reasonably determines such increase in capital to be allocable to the existence of the Transferee's agreements hereunder. A certificate as to such amounts submitted to the Transferor by Citibank, CNA or the Agent, shall, in the absence of manifest error, be conclusive and binding for all purposes.

                 (b) If as a result of any event or circumstances similar to those described in subsection (a) above, any Affected Party is required to compensate a Liquidity Provider in connection with this Agreement or the funding or maintenance of the transfer of Transferred Assets hereunder, then within ten days after demand by such Affected Party, the Transferor shall pay to such Affected Party such additional amount or amounts as may be necessary to pay such Liquidity Provider the amounts due or to otherwise reimburse such Affected Party for any amounts paid by it.

                 (c) If either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance by CapMAC with any guideline or request from any insurance regulatory authority or other governmental authority or rating agency (whether or not having the force of law) affects the amount of capital required to be maintained by CapMAC based upon CapMAC's issuance of a surety bond to the Transferee for the purposes of guarantying the collection of the Transferred Lease Receivables acquired by the Transferee under this Agreement, then, upon written demand by CapMAC (with a copy to the Agent), the Transferor shall pay to CapMAC from time to time, as specified by CapMAC, additional amounts sufficient to compensate CapMAC for such increased capital costs. A certificate as to such amounts submitted to the Transferor by CapMAC shall, in the absence of manifest error, be conclusive and binding for all purposes. Notwithstanding the foregoing, prior to the presentation of a certificate described above, CapMAC will inform the Transferor of the amendments to this Agreement which CapMAC reasonably believes, if accepted by the parties hereto, would enable CapMAC to avoid or reduce the capital charges which would otherwise be covered by such certificate. If such amendments are executed within a reasonable time after CapMAC's proposal, CapMAC will not submit the contemplated certificate. If such amendments are unacceptable to the parties hereto, CapMAC will also propose an on-going fee to be paid by the Transferor to CapMAC in lieu of the compensation for capital charges to be set forth in the certificate described above.

                 SECTION 2.13. GRANT OF SECURITY INTEREST IN EQUIPMENT. As security for the payment and performance of all of the obligations of the Transferor hereunder, the Transferor hereby grants to the Agent for the benefit of the Transferee, a security interest in all of the Transferor's right, title and interest in and to the following, whether now owned or hereafter acquired and whether now existing or hereafter arising (the "Transferor Collateral"):

                 (a) All Equipment which is the subject of any Transferred Lease Receivable and products and proceeds thereof, including, without limitation, all payments under insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to such Equipment; and

                 (b) All documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to such Equipment;

PROVIDED, HOWEVER, that, following the payment in full of a Transferred Lease Receivable, the security interest granted to the Agent for the benefit of the Transferee in the Transferor Collateral related to such Transferred Lease Receivable shall automatically be released without the necessity of any further action on the part of the Transferee or the Agent.

                 SECTION 2.14. PERFECTION OF LIENS; FURTHER ASSURANCES. Following the occurrence of a Filing Event, upon the request of the Agent, the Transferor shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action (including, without limitation, the execution and filing of such financing or continuation statements, or amendments thereto or assignments thereof), that may be necessary or desirable, or that the Agent may request, in order to (i) assure compliance with the Obligor UCC Filing Requirement (without giving effect to the PROVISO clauses of the definition of "OBLIGOR UCC FILING REQUIREMENT") and (ii) perfect and protect any security interest granted or purported to be granted to the Agent hereunder or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Transferor Collateral; PROVIDED, HOWEVER, that the Transferor shall not be required to take the actions described in clauses (i) and (ii) above with respect to any Lease which is scheduled to expire by its terms within six months from the date of the Agent's request or with respect to which the Lease Receivable arising thereunder has an Outstanding Balance of less than $10,000. The Transferor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any part of the Transferor Collateral now existing or hereafter arising without the signature of the Transferor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Transferor Collateral or any part thereof shall be sufficient as a financing statement. The Transferor will furnish to the Agent from time to time statements and schedules further identifying and describing the Transferor Collateral and such other reports in connection with the Transferor Collateral as the Agent may reasonably request, all in reasonable detail.

                 SECTION 2.15 TAXES. (a) Any and all payments to an Affected Party hereunder shall be made, in accordance with SECTION 2.09, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of an Affected Party, net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on such Affected Party by the state or foreign jurisdiction under the laws of which such Affected Party is organized or in which it is otherwise doing business or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Transferor or the Collection Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Affected Party, (i) the Transferor shall make an additional payment to such Affected Party, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.15), such Affected Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Transferor or the Collection Agent, as the case may be, shall make such deductions and (iii) the Transferor or the Collection Agent, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) The Transferor will indemnify each Affected Party for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.15) paid by such Affected Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto to the extent caused by the Transferor's actions or failure to act; PROVIDED that an Affected Party, making a demand for indemnity payment shall provide the Transferor, at its address referred to in
SECTION 10.02, with a certificate from the relevant taxing authority or from a responsible officer of such Affected Party stating or otherwise evidencing that such Affected Party has made payment of such Taxes and, within 30 days thereafter, will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes. This indemnification shall be made within ten days from the date such Affected Party makes written demand therefor.

         (c) Within 30 days after the date of any payment of Taxes, the Transferor will furnish to the Agent, at its address referred to in SECTION 10.02, appropriate evidence of payment thereof.

         (d) Within 30 days of the written request of the Transferor therefor, each Affected Party shall execute and deliver to the Transferor such certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist the Transferor in applying for refunds of taxes remitted hereunder.

         (e) If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support to the Transferee in connection with this Agreement or the funding or maintenance of purchases of Transferred Lease Receivables hereunder, any Affected Party is required to compensate a Liquidity Provider in respect of taxes under circumstances similar to those described in this SECTION 2.15 then within ten days after demand by such Affected Party, the Transferor shall pay to such Affected Party such additional amount or amounts as may be necessary to pay such Liquidity Provider the amounts due or to otherwise reimburse such Transferee for any amounts paid by it. The Transferee shall promptly provide copies of certificates furnished to it pursuant to SECTION 2.13 of the Liquidity Agreement to the Transferor.

         (f) Without prejudice to the survival of any other agreement of the Transferor hereunder, the agreements and obligations of the Transferor contained in this SECTION 2.15 shall survive the termination of this Agreement.


                                  ARTICLE III

                            CONDITIONS OF TRANSFERS

                 SECTION 3.01. CONDITIONS PRECEDENT TO EFFECTIVENESS. The effectiveness of this Agreement is subject to the condition precedent that the Agent shall have received the following, each in form and substance satisfactory to the Agent:

                 (a)  The Certificate for the Transferee;

                 (b) A copy of the resolutions of the Board of Directors of the Transferor approving this Agreement, the Certificate, and the other documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its Secretary or Assistant Secretary;

                 (c) The Certificate of Incorporation of the Transferor certified by the Secretary of State of Delaware;

                 (d) Good Standing Certificates for the Transferor issued by the Secretaries of State of Delaware and Ohio;

                 (e) A certificate of the Secretary or Assistant Secretary of the Transferor certifying (i) the names and true signatures of the officers authorized on its behalf to sign this Agreement, the Certificate and the other documents to be delivered by it hereunder (on which certificate the Agent and the Transferee may conclusively rely until such time as the Agent shall receive from the Transferor a revised certificate meeting the requirements of this subsection (e)) and (ii) a copy of the Transferor's by-laws;

                 (f) Acknowledgment copies of proper UCC-3 Amendments to the Financing Statements filed pursuant to the 1990 Transfer Agreement, as may be necessary or, in the opinion of the Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Transferee's interests in all Lease Receivables and Related Security in which an interest may be assigned to it hereunder;

                 (g) Acknowledgment copies of proper Financing Statements (Form UCC-3), if any, necessary to release all security interests and other rights of any Person in the Lease Receivables and Related Security previously granted by the Transferor (other than pursuant to the 1990 Transfer Agreement);

                 (h) Certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Agent), dated a date reasonably near to the date of the initial Transfer, listing all effective financing statements which name the Transferor (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which filings were made pursuant to subsections (f) of this SECTION 3.01, together with copies of such financing statements;

                 (i) The Lock-Box Agreements with the Lock-Box Banks in each case, executed by the Transferor and acknowledged and agreed to by the applicable Lock-Box Bank together with an acknowledgment and authorization executed by CNA, as the Agent, and acknowledged and agreed to by the applicable Lock-Box Bank;

                 (j) Copies of all written agreements, if any, between each Lock-Box Bank and Transferor with respect to the opening or operation of the Lock-Box Accounts;

                 (k) An opinion of Benjamin W. Cannon, General Counsel and Secretary for the Transferor, in substantially the form of EXHIBIT G and as to such other matters as the Agent may reasonably request;

                 (l) An Amendment to the Interest Rate Hedge Assignment dated October 5, 1990 executed by the Transferor in favor of the Agent;

                 (m) Amendment No. 1 to the Liquidity Agreement dated as of May 13, 1992 among the Transferee, the Liquidity Banks and the Liquidity Agent;

                 (n) Amendment No. 1 to the Security Agreement dated as of May 13, 1992 among the Transferee and CapMAC, as Collateral Agent;

                 (o) Amendment No. 1 to the Amended and Restated Insurance Agreement among CapMAC, Transferee and the Agent; and

                 (p)      The Amended and Restated Surety Bond issued by CapMAC.

                 SECTION 3.02. CONDITIONS PRECEDENT TO ALL TRANSFERS. Each Transfer (including the initial Transfer) from the Transferor to the Transferee shall be subject to the further conditions precedent that (a) with respect to any such Transfer (other than the initial Transfer), on or prior to the date of such Transfer, the Collection Agent shall have delivered to the Agent, in form and substance satisfactory to the Agent, a completed Transferee Report dated within twenty days prior to the date of such Transfer and containing such additional information as may be reasonably requested by the Agent; (b) on the date of such Transfer the following statements shall be true and the Transferor by accepting the immediately payable portion of the transfer price for a Capital Transfer or by receiving the proceeds of Collections in consideration for a Transfer pursuant to SECTION 2.06 shall be deemed to have certified that:

                 (i)  The representations and warranties contained in SECTION
         4.01 are correct on and as of such day as though made on and as of such date,

                 (ii) No event has occurred and is continuing, or would result from such Transfer which constitutes an Event of Termination or would constitute an Event of Termination but for the requirement that notice be given or time elapse or both, and

                 (iii) The Agent shall not have delivered to the Transferor a notice stating that the Transferee shall not make any further Transfers hereunder (including any Transfers the consideration for which is the proceeds of Collections pursuant to SECTION 2.0);

and (c) the Agent shall have received such other approvals or documents as the Agent may reasonably request.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 SECTION 4.01.  REPRESENTATIONS AND WARRANTIES OF
THE TRANSFEROR.  The Transferor represents and warrants as follows:

                 (a) The Transferor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction named at the beginning hereof and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified would materially adversely affect (i) the interests hereunder of the Agent or of the Transferee, (ii) the collectibility of any Transferred Lease Receivable or
(iii) the ability of the Transferor or the Collection Agent to perform their respective obligations hereunder.

                 (b) The execution, delivery and performance by the Transferor of this Agreement, the Certificate and all other agreements, instruments and documents to be delivered hereunder, and the transactions contemplated hereby and thereby, are within the Transferor's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Transferor's charter or by-laws, (ii) any law, rule or regulation applicable to the Transferor, (iii) any contractual restriction contained in any material indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Transferor or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Transferor or its property, and do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (other than in favor of the Agent on behalf of the Transferee as contemplated hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement and the Certificate have been duly executed and delivered on behalf of the Transferor.

                 (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Transferor of this Agreement, the Certificate or any other agreement, document or instrument to be delivered hereunder.

                 (d) This Agreement and the Certificate constitute the legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with their respective terms.

                 (e) The consolidated balance sheets of the Transferor and its consolidated Subsidiaries as at January 31, 1993, and the related statements of income, retained earnings and cash flows of the Transferor and its consolidated Subsidiaries for the fiscal year then ended, certified by Deloitte & Touche, independent public accountants, copies of which have been furnished to the Agent, fairly present in all material respects the consolidated financial condition of the Transferor and its consolidated Subsidiaries as at such date and the consolidated results of the operations of the Transferor and its consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since January 31, 1993 there has been no material adverse change in any such condition or operations.

                 (f) There are no actions, suits or proceedings pending, or to the knowledge of the Transferor threatened, against or affecting the Transferor or any of its Subsidiaries, or the property of the Transferor or any of its Subsidiaries, in any court, or before any arbitrator of any kind, or before or by any governmental body, which may materially adversely affect (i) the financial condition of the Transferor or the Transferor and its consolidated Subsidiaries taken as a whole or (ii) the ability of the Transferor to perform its obligations under this Agreement or the Certificate or (iii) the collectibility of the Transferred Lease Receivables. Neither the Transferor nor any or its Subsidiaries is in default with respect to any order of any court, arbitrator or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of the Transferor or any of its Subsidiaries.

                 (g) No proceeds of any Transfer will be used by the Transferor to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                 (h) Each Transferred Lease Receivable shall, together with the Lease related thereto, at all times, be owned by the Transferor free and clear of any Adverse Claim except as provided herein and upon each Transfer, the Transferee shall acquire a valid and perfected first priority interest in each Transferred Lease Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim except as provided herein; and no effective financing statement or other instrument similar in effect covering any Transferred Lease Receivable or the Related Security or Collections with respect thereto shall at any time be on file in any recording office except such as may be filed in favor of the Agent in accordance with this Agreement.

                 (i) No Transferee Report (if prepared by the Transferor, or to the extent that information contained therein is supplied by the Transferor), information, exhibit, financial statement, document, book, record or report (other than forecasts required to be delivered by the Transferor hereunder) furnished or to be furnished by the Transferor to the Agent or the Transferee in connection with this Agreement is or shall be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the Agent or the Transferee, as the case may be, at such time) as of the date so furnished, or contains or shall contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

                 (j) The chief place of business and chief executive office of the Transferor are located at the address of the Transferor referred to in
SECTION 10.02 hereof and the locations of the offices where the Transferor keeps all the Records are listed on EXHIBIT I (or at such other locations, notified to the Agent in accordance with SECTION 5.01(f), in jurisdictions where all action required by SECTION 6.05 has been taken and completed).

                 (k) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts of the Transferor at such Lock-Box Banks, are specified in EXHIBIT J (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Agent in accordance with SECTION 5.04(d) and with respect to which all action required by SECTION 5.04(d) has been taken and completed).

                 (l) Each Transfer of Transferred Lease Receivables hereunder (including a Transfer the consideration for which is the proceeds of Collections paid pursuant to SECTION 2.06) will constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended.

                 (m) Except as described on EXHIBIT K, the Transferor has no trade names, fictitious names, assumed names or "doing business as" names.

                                   ARTICLE V

                      GENERAL COVENANTS OF THE TRANSFEROR

                 SECTION 5.01. AFFIRMATIVE COVENANTS OF THE TRANSFEROR. From the date hereof until the later of the Termination Date or the Collection Date, the Transferor will, unless the Agent shall otherwise consent in writing:

                 (a) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Lease Receivables and related Leases.

                 (b) PRESERVATION OF CORPORATE EXISTENCE. Except as permitted by SECTION 5.04(e), preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would materially adversely affect (i) the interests hereunder of the Agent or of the Transferee, (ii) the collectibility of any Transferred Lease Receivable or (iii) the ability of the Transferor or the Collection Agent to perform their respective obligations hereunder.

                 (c) AUDITS. At any time and from time to time upon prior written notice to the Transferor and during regular business hours, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records, and (ii) to visit the offices and properties of the Transferor for the purpose of examining such Records, and to discuss matters relating to the Lease Receivables or the Transferor's performance hereunder with any of the officers or employees of the Transferor having knowledge of such matters.

                 (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Lease Receivables in the event of the destruction of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Lease Receivables (including, without limitation, records adequate to permit the daily identification of all Collections of and adjustments to each Transferred Lease Receivable).

                 (e) PERFORMANCE AND COMPLIANCE WITH LEASE RECEIVABLES AND LEASES. At its expense timely and fully perform and comply, in all material respects, with all material provisions, covenants and other promises required to be observed by it under the Leases related to the Transferred Lease Receivables.

                 (f) LOCATION OF RECORDS. Keep its chief place of business and chief executive office, and the offices where it keeps the Records, at the address(es) of the Transferor referred to in SECTION 4.01(j), or, in any such case, upon 30 days' prior written notice to the Agent, at such other locations within the United States where all action required by SECTION 6.05 shall have been taken and completed.

                 (g) CREDIT AND COLLECTION POLICIES. Comply in all material respects with its Credit and Collection Policy in regard to each Transferred Lease Receivable and the related Lease.

                 (h) COLLECTIONS. Instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account and if the Transferor shall receive any Collections (including, without limitation, any Collections deemed to have been received pursuant to SECTION 2.08), Transferor shall remit such Collections to the Collection Agent (or to the Agent, following the exercise by the Agent of its rights under SECTION 6.03(a)) within one Business Day following Transferor's receipt thereof.

                 (i) POSTING OF COLLECTIONS AND LEASE RECEIVABLES. Apply all Collections to the applicable Lease Receivables pursuant to the terms of
SECTION 6.06 and modify its general trial balance to reflect such Collections, in each case, within one Business Day following the Transferor's receipt of information in respect of such Collections but in no event more than three Business Days after the earliest date on which such Collections are deposited with a Lock-Box Bank or otherwise received by the Collection Agent or the Transferor.

                 (j) NATURE OF BUSINESS. Engage principally in, directly or indirectly through the ownership of its Subsidiaries, the business of the distribution of data processing, telecommunications and other capital equipment and the servicing thereof.

                 (k) COMPLIANCE WITH ERISA. Establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the IRC, and all other applicable laws, and the regulations and interpretations thereunder.

                 (l) SECURITY INTEREST IN EQUIPMENT. With respect to each Lease Receivable that constitutes a Transferred Lease Receivable, comply with the Obligor UCC Filing Requirement.

                 (m) MAINTENANCE OF INSURANCE. Maintain, or cause each Obligor to maintain, with respect to the Leases related to the Transferred Lease Receivables and the Equipment related thereto, casualty and general liability insurance which provide at least the same coverage as a fire and extended coverage insurance policy, issued by a company authorized to issue such policies in the State of

Ohio; PROVIDED, HOWEVER, that the foregoing covenant shall be satisfied with respect to Obligors which have a Risk Rating of 1, 2 or 3 which self-insure on a basis consistent with the Credit and Collection Policy. Such insurance policies (and self-insurance where permitted) shall be maintained in an amount which is not less than the aggregate Outstanding Balance of all Transferred Lease Receivables. Each such casualty and liability policy if maintained by an Obligor, shall name the Transferor as loss payee and additional insured. The Collection Agent shall remit, or shall cause to be remitted, the proceeds of any such insurance policy to a Lock-Box Account.

                 (n) NEW NON-RECOURSE DEBT. For any fiscal year of the Transferor, obtain at least 15% of the increase in the Transferor's total "Non-Recourse Debt" (as defined in SECTION 5.03(a)) for such fiscal year in the form of "Non-Recourse Lease Rentals" (as defined in the notes to the financial statements referred to in SECTION 4.01(e)).

                 (o) INTEREST RATE HEDGES. Maintain, at all times, Interest Rate Hedges satisfactory to the Agent (it being agreed that the maintenance of Interest Rate Hedges in compliance with the parameters set forth on EXHIBIT M shall be satisfactory to the Agent) and, prior to the purchase of any Interest Rate Hedge from any Person other than Citibank, offer to Citibank the opportunity to quote terms for such Interest Rate Hedge to the Transferor; and upon the execution of each Interest Rate Hedge deliver to the Agent a certificate executed by the counterparty to such Interest Rate Hedge in substantially the form of EXHIBIT A to the Interest Rate Hedge Assignment.

                 SECTION 5.02. REPORTING REQUIREMENTS OF THE TRANSFEROR. From the date hereof until the later of the Termination Date or the Collection Date, the Transferor will, unless the Agent shall otherwise consent in writing, furnish to the Agent and to CapMAC:

                 (a) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Transferor, consolidated balance sheets of the Transferor and its consolidated Subsidiaries as of the end of such quarter, and consolidated statements of income and retained earnings of the Transferor and its consolidated Subsidiaries each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer, chief accounting officer or treasurer of the Transferor;

                 (b) as soon as available and in any event within 105 days after the end of each fiscal year of the Transferor, a copy of the consolidated balance sheets of the Transferor and its consolidated Subsidiaries as of the end of such year and the related consolidated statements of income and retained earnings of the Transferor and its consolidated Subsidiaries for such year each reported on by nationally recognized independent public accountants acceptable to the Agent (the Agent acknowledges that any of the "Big 5" accounting firms will be acceptable to the Agent), and, upon the request of the Agent, the foregoing shall also include consolidating balance sheets and statements by business segment as prepared by the management of the Transferor;

                 (c) promptly after the sending or filing thereof, copies of all reports which the Transferor sends to any of its security holders and copies of all reports and registration statements which the Transferor files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling security holders;

                 (d) as soon as possible and in any event within five Business Days after the occurrence of each Event of Termination or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Termination, the statement of the chief financial officer, chief accounting officer or treasurer of the Transferor setting forth details of such Event of Termination or event and the action which the Transferor proposes to take with respect thereto;

                 (e) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of

ERISA which the Transferor or any Subsidiary of the Transferor files under ERISA with the IRS or the PBGC or the DOL or which the Transferor or any Subsidiary of the Transferor receives from the PBGC;

                 (f) as soon as available and in any event not later than February 28 of each year, a forecast for the next succeeding five fiscal years of the Transferor (except that after the Termination Date such forecast shall only be required for the number of fiscal years between the Termination Date and one year after the expected maturity of the Transferred Lease Receivables) in substantially the form of forecast previously provided to the Agent, and accompanied by a letter substantially similar to the letter attached hereto as EXHIBIT H;

                 (g) on or before the 15th day of each month (or if such day is not a Business Day, the immediately succeeding Business Day), a report summarizing the Transferor's Interest Rate Hedge portfolio as of such day, setting forth the information contained in, and substantially in the form of, the report attached hereto as EXHIBIT L; and

                 (h) promptly, from time to time, such other information, documents, records or reports respecting the Lease Receivables or the conditions or operations, financial or otherwise, of the Transferor or any Subsidiary of the Transferor as the Agent may from time to time reasonably request in order to protect the interests of the Agent or of the Transferee under or as contemplated by this Agreement.

                 SECTION 5.03  FINANCIAL COVENANTS OF THE TRANSFEROR.

                 (a) DEFINED TERMS. As used in Section 5.03(b), the following terms shall have the following meanings:

                 "CONSOLIDATED NET EARNINGS" shall mean, for each fiscal year of the Transferor, the Transferor's and its Subsidiaries' consolidated net after tax earnings, if any, for such fiscal year.

                 "CONSOLIDATED NET WORTH" means the aggregate amount of stockholders' equity in the Transferor and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles consistently applied by the Transferor.

                 "INCOME AVAILABLE FOR INTEREST EXPENSE" means the actual income, before income taxes, interest expense and extraordinary gains and losses, of the Transferor and its Subsidiaries on a consolidated basis, for the four consecutive fiscal quarters preceding the date of determination, plus the actual interest expense of the Transferor and its Subsidiaries deducted in computing such income, less the amount of such interest expense payable with respect to Non-Recourse Debt.

                 "INTEREST COVERAGE RATIO" means, with respect to the latest four consecutive fiscal quarters, the ratio of Income Available for Interest Expense for such four quarters to the Transferor's and its Subsidiaries' actual total recourse interest expense for such four quarters.

                 "LEVERAGE RATIO" means, as of the last day of any quarter of the Transferor, the ratio of Recourse Debt to Tangible Net Worth plus subordinated debt (if such subordinated debt has been approved by the requisite banks that are parties to any revolving credit facility of the Transferor) at the end of such quarter.

                 "LIQUIDITY RATIO" means, with respect to a given fiscal quarter of the Transferor, the ratio of Selected Assets to Recourse Debt at the end of such quarter.

                 "NON-RECOURSE DEBT" means any obligation of the Transferor and its Subsidiaries for which neither the obligee nor any other Person has any legal recourse against the Transferor or any of its Subsidiaries.

                 "RECOURSE DEBT" means any obligation of the Transferor and its Subsidiaries for borrowed money or for the acquisition of property or assets, including guaranties, endorsements (other than endorsements of negotiable instruments for collection or deposit in the ordinary course of business) and other contingent liabilities excluding Non-Recourse Debt.

                 "RESIDUAL VALUES" means, with respect to all leases of the Transferor and its Subsidiaries, the aggregate estimated residual values of the equipment subject to finance leases plus the net value of equipment subject to operating leases less the minimum future rentals of noncancellable operating leases (as each of the foregoing is set forth in the financial statements delivered by the Transferor pursuant to SECTIONS 5.02(a) and (b) above).

                 "RESIDUAL VALUES RATIO" means, as of the end of each fiscal quarter of the Transferor, the ratio of Residual Values to Tangible Net Worth plus subordinated debt (if such subordinated debt has been approved by the requisite banks that are parties to any revolving credit facility of the Transferor).

                 "SELECTED ASSETS" means and includes the following assets of the Transferor and its Subsidiaries (but only to the extent that such assets are unencumbered): cash and short-term cash investments, net trade accounts and trade notes receivable, equipment and parts inventory, net investment in sales-type and direct financing leases, and the net book value of inventory under operating leases (with the Transferor or any Subsidiary as lessor); provided that there shall not be included in Selected Assets the present value of lease receivables securing the Non-Recourse Debt.

                 "TANGIBLE NET WORTH" means the aggregate amount of stockholders' equity in the Transferor and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles consistently applied by the Transferor, less goodwill.


                 (b) From the date hereof until the later of the Termination Date or the Collection Date, the Transferor shall not permit:

                 (i) The Leverage Ratio to exceed (x) 3.25 to 1.0 for the fiscal quarter ending January 31 in each fiscal year of the
         Transferor; or (y) 3.10 to 1.0 for the fiscal      quarters ending
         April 30, July 31, and October 31 in each fiscal year of the Transferor.

                 (ii)  The Interest Coverage Ratio to be less than 1.35 to 1.

                 (iii) Consolidated Net Worth at any time to fall below the "current minimum amount required", which "current minimum amount required" shall be $79,049,801 for Transferor's fiscal year ended January 31, 1993, and shall be for each subsequent fiscal year an amount equal to the sum of (a) the "current minimum amount required" for the previous fiscal year, plus (b) an amount equal to fifty per cent (50%) of Transferor's Consolidated Net Earnings for its fiscal year most recently completed, plus (c) any increases in stockholders equity to the Transferor and its Subsidiaries resulting from the issuance of equity securities.

                 (iv)  The Liquidity Ratio to be less than 1.15 to 1.

                 (v)  The Residual Values Ratio to exceed 3.10 to 1.

                 SECTION 5.04. NEGATIVE COVENANTS OF THE TRANSFEROR. From the date hereof until the later of the Termination Date or the Collection Date, the Transferor will not, without the written consent of the Agent:

                 (a) SALES, LIENS, ETC. AGAINST LEASE RECEIVABLES AND INVENTORY. Except as otherwise provided herein, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Adverse Claim upon or with respect to, any Transferred Lease Receivable, Related Security or Collections, or any related Lease, or upon or with respect to any Lock-Box

Account to which any Collections of any Lease Receivable are sent, or assign any right to receive income in respect thereof, or (ii) create or suffer to exist, any prior Adverse Claim upon or with respect to any Equipment related to a Transferred Lease Receivable.

                 (b) EXTENSION OR AMENDMENT OF LEASE RECEIVABLES. Except as otherwise permitted in SECTION 6.02, extend, amend or otherwise modify, the terms of any Transferred Lease Receivable, or amend, modify or waive, any term or condition of any Lease related thereto, in either case, for any reason relating to a negative change in the related Obligor's creditworthiness or inability to make any payment under the related Lease.

                 (c) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Transferred Lease Receivable.

                 (d) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Add or terminate any bank as a Lock-Box Bank from those listed in EXHIBIT J or make any change in its instructions to Obligors regarding payments to be made to the Transferor or payments to be made to any Lock-Box Bank, unless the Agent shall have received (i) ten Business Days' prior notice of such addition, termination or change and (ii) prior to the effective date of such addition, termination or change, (x) executed copies of Lock-Box Agreements executed by each new Lock-Box Bank and Transferor and (y) copies of all agreements and documents signed by either Transferor or the respective Lock-Box Bank with respect to any new Lock-Box Account.

                 (e) MERGER ETC. (i) Merge with or into or consolidate with or into or convey, transfer, lease or otherwise dispose or (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) or acquire all or substantially all of the assets or capital stock or other ownership interest of, any Person, or permit any Subsidiary of Transferor to do so, except that
(A) any Subsidiary of Transferor may merge or consolidate with or transfer assets to or acquire assets from any other Subsidiary of Transferor, (B) any Subsidiary of Transferor may merge into or transfer assets to the Transferor or any other Person and (C) the Transferor or any Subsidiary of the Transferor may acquire the capital stock or assets of any other Person, provided in each case that immediately after giving effect to such proposed transaction, no Event of Termination or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Termination, would exist, and in the case of any such merger to which the Transferor is a party, the Transferor is the surviving corporation.

                 (f) CHANGE IN CORPORATE NAME. Make any change to its corporate name or use any trade names, fictitious names, assumed names or "doing business as" names other than those described in EXHIBIT K, unless prior to the effective date of any such name change or use, Transferor delivers to the Agent such Financing Statements (Form UCC-1 and UCC-3) executed by Transferor which the Agent may reasonably request to reflect such name change or use, together with such other documents and instruments that the Agent may request in connection therewith.

                 (g) ERISA MATTERS. (i) Engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the DOL; (ii) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and
Section 412(a) of the IRC, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Transferor or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability of the Transferor or any ERISA Affiliate under ERISA or the IRC; PROVIDED, HOWEVER, the Transferor and its ERISA Affiliates may take or allow such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events described in clauses (i) through (iv) above so long as such events occurring within any fiscal year of the Transferor, in the aggregate, involve a payment of money by or an incurrence of liability of the Transferor or any ERISA Affiliate (collectively, "ERISA Liabilities") in an amount which does not exceed $5,000,000.

                 (h) TERMINATE OR REJECT LEASES. Without limiting SECTION 5.04(b), terminate or reject any Lease under which a Transferred Lease Receivable has arisen prior to the term of such Lease, whether such rejection or early termination is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable law (including, without limitation, Section 365 of the Bankruptcy Code), unless prior to such termination or rejection, the Transferor pays the Agent, for the benefit of the Transferee, an amount equal to the aggregate Outstanding Balance with respect thereto (such Outstanding Balance to be calculated assuming that the Lease is in effect for its full term).


                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTION

                 SECTION 6.01. DESIGNATION OF COLLECTION AGENT. The servicing, administering and collection of the Lease Receivables shall be conducted by the Person (the "Collection Agent") so designated from time to time in accordance with this SECTION 6.01. Until the Agent gives notice to the Transferor of the designation of a new Collection Agent, the Transferor is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Agent may at any time, upon ten Business Days prior written notice, designate as Collection Agent any Affiliate of Citicorp and, following the occurrence of an Event of Termination, any other Person to succeed the Transferor or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Collection Agent may, with the prior consent of the Agent, subcontract with any other Person for servicing, administering or collecting the Transferred Lease Receivables, provided that the Collection Agent shall remain liable for the performance of the duties and obligations of the Collection Agent pursuant to the terms hereof.

                 SECTION 6.02. DUTIES OF THE COLLECTION AGENT. (a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Transferred Lease Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Transferor, the Transferee and the Agent hereby appoints as its agent the Collection Agent, from time to time designated pursuant to
SECTION 6.01, to enforce its respective rights and interests in and under the Transferred Lease Receivables, the Related Security and the related Leases.
The Transferor (so long as it is Collection Agent) will at all times apply the same standards and follow the same procedures with respect to the decision to commence, and in prosecuting and litigating with respect to Transferred Lease Receivables as it applies and follows with respect to Lease Receivables which are not Transferred Lease Receivables. In no event shall the Collection Agent be entitled to make the Agent or the Transferee a party to any litigation without the Agent's express prior written consent. The Collection Agent shall set aside for the account of the Transferee the Collections of Transferred Lease Receivables in accordance with SECTIONS 2.06 and 2.07 but shall not be required (unless otherwise requested by the Agent following the occurrence of an Event of Termination) to segregate the funds constituting such portion of such Collections prior to the remittance thereof in accordance with said Sections. If instructed by the Agent following the occurrence of an Event of Termination, the Collection Agent shall segregate and deposit with a bank (which may be Citibank) selected by the Collection Agent and approved by the Agent the Collections of Transferred Lease Receivables, set aside for the Transferee, on the first Business Day following receipt by the Collection Agent of such Collections and will, if so requested by the Agent, provide payment instructions to such bank as directed by the Agent. Provided that the Termination Date shall not have occurred, the Transferor, while it is Collection Agent, may, in accordance with the Credit and Collection Policy, (i) amend, modify or waive any term or condition of any Lease unless such amendment, modification or waiver relates to a negative change in the related Obligor's creditworthiness or inability to make any payment under the related Lease and (ii) adjust the Outstanding Balance of any Transferred Lease Receivable to reflect the reductions, adjustments or cancellations described in the first sentence of
SECTION 2.08. The Transferor shall deliver to the Collection Agent, and the Collection Agent shall hold in trust for the Transferor and the Transferee in accordance with their respective interests, all Records. Notwithstanding anything to the contrary contained herein, following the occurrence of an Event of Termination, the Agent shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is the Transferor or otherwise) to commence or settle any legal action to enforce collection of any Transferred Lease Receivable or to foreclose upon or repossess any Related Security.

                 (b) The Collection Agent shall as soon as practicable following receipt turn over to the Transferor the Collections of any Lease Receivable which is not a Transferred Lease Receivable less, in the event the Transferor is not the Collection Agent, all reasonable and appropriate out-of-pocket costs and expenses of such Collection Agent of servicing, collecting and administering the Lease Receivables to the extent not covered by the Collection Agent Fee received by it. The Collection Agent, if other than the Transferor, shall as soon as practicable upon demand deliver to the Transferor all Records in its possession relating to Lease Receivables of the Transferor other than Transferred Lease Receivables, and copies of Records in its possession relating to Transferred Lease Receivables. The Collection Agent's authorization under this Agreement shall terminate after the Termination Date on the Collection Date.

                 (c) Notwithstanding anything to the contrary contained in this Article VI, the Collection Agent, if the Agent or its designee, shall have no obligation to collect, enforce or take any other action described in this
Article VI with respect to any Lease Receivable that is not a Transferred Lease Receivable other than to deliver to the Transferor the Collections and documents with respect to any such Lease Receivable that is not a Transferred Lease Receivable as described in the first two sentences of SECTION 6.02(b) and to exercise the same degree of care with respect to Collections and documents in its possession as it would with respect to its own property.

                 SECTION 6.03. RIGHTS OF THE AGENT. (a) The Agent is hereby authorized at any time to notify any or all of the Lock-Box Banks to remit all Collections of Transferred Lease Receivables deposited in the applicable Lock-Box Accounts directly to the Agent.

                 (b) At any time following the designation of a Collection Agent other than the Transferor pursuant to SECTION 6.01:

                 (i) The Agent may notify at any time the Obligors of Transferred Lease Receivables, or any of them, of the Transferee's interest in Transferred Assets and direct such Obligors, or any of them, that payment of all amounts payable under any Transferred Lease Receivable be made directly to the Agent or its designee.

                 (ii) The Transferor shall, at the Agent's request and at the Transferor's expense, give notice of the Transferee's interest in Transferred Lease Receivables to each Obligor and direct that payments be made directly to the Agent or its designee.

                 (iii) The Transferor shall, at the Agent's request, (A) assemble all Records which the Agent reasonably believes are necessary or appropriate for the administration and enforcement of the Transferred Lease Receivables, and shall make the same available to the Agent at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Transferred Lease Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

                 (iv) Each of the Transferor and the Transferee hereby authorizes the Agent to take any and all steps in the Transferor's name and on behalf of the Transferor and the Transferee necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Transferred Lease Receivables, including, without limitation, endorsing the Transferor's name on checks and other instruments representing Collections and enforcing such Lease Receivables and the related Leases.

                 SECTION 6.04. RESPONSIBILITIES OF THE TRANSFEROR. Anything herein to the contrary notwithstanding, the Transferor shall (i) perform all of its obligations under the Leases related to the Transferred Lease Receivables to the same extent as if Transferred Assets had not been transferred hereunder and the exercise by Agent of its rights hereunder shall not relieve Transferor from such obligations and (ii) pay when due any taxes, including without limitation, sales, excise and personal property taxes payable in connection with the Transferred Lease Receivables, unless the Transferor is contesting the payment of such taxes in good faith and by appropriate proceedings.

                 SECTION 6.05. FURTHER ACTION EVIDENCING TRANSFERS. The Transferor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Agent may reasonably request in order to perfect, protect or more fully evidence the Transferred Assets, or to enable the Transferee or the Agent to exercise or enforce any of their respective rights hereunder or under the Certificate. Without limiting the generality of the foregoing, the Transferor will mark its master data processing records evidencing such Transferred Lease Receivables and related Leases with a legend, acceptable to the Agent, evidencing that the Transferee has acquired an interest therein as provided in this Agreement and, upon the request of the Agent (subject to the provisions of SECTION 2.14 and the Obligor UCC Filing Requirement) will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as the Agent may reasonably request. In addition, at any time, the Agent may request the Transferor to deliver, and promptly thereafter, the Transferor will deliver to the Agent, the original copy of each Lease under which a Transferred Lease Receivable has arisen. In the event the Agent takes possession of the original copies of the Leases, the Agent agrees (i) to maintain such possession at its (or an Affiliate's or agent's) office in Cleveland, Ohio, (ii) to exercise the same degree of care with respect to the possession of such Leases as it would if such Leases were the property of the Agent and (iii) to return the original copy of such Lease to the Transferor within two Business Days of the Transferor's request therefor to the extent the Transferor requires such original copy to conduct further business with, or take enforcement action against, the Obligor of such Lease. The Transferor agrees that until the Agent requests the Transferor to deliver the original copies of the Leases as provided above, the Transferor shall maintain possession of such original copies in a segregated storage area in trust for the Transferee. The Transferor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Transferred Lease Receivables and the Related Security now existing or hereafter arising without the signature of the Transferor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Transferred Lease Receivable, or any part thereof, shall be sufficient as a financing statement. If the Transferor fails to perform any of its agreements or obligations under this Agreement, the Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Transferor upon the Agent's demand therefor; PROVIDED, HOWEVER, prior to taking any such action, the Agent shall give notice of such intention to the Transferor and provide the Transferor with a reasonable opportunity to take such action itself.

                 SECTION 6.06. APPLICATION OF PAYMENTS. To the extent the Collection Agent receives a payment from an Obligor of a Transferred Lease Receivable with respect to which the Obligor has not identified the Lease Receivable to which such payment should be applied (a payment in the exact amount of an outstanding invoice being sufficient identification), the Collection Agent shall use its best efforts to contact such Obligor to confirm the Lease Receivable to which such Obligor intended that such payment be applied.

                                  ARTICLE VII

                             EVENTS OF TERMINATION

                 SECTION 7.01. EVENTS OF TERMINATION. If any of the following events ("Events of Termination") shall occur:

                 (a) (i) The Collection Agent (if the Transferor) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this SECTION 7.01(a)) and such failure shall remain unremedied for three Business Days after written notice from the Agent or (ii) either the Collection Agent (if the Transferor) or the Transferor shall fail to make any payment or deposit to be made by it hereunder when due and with respect to such payments which do not relate to the payment of Yield, Capital or the remittance of Collections, such failure shall remain unremedied for three Business Days after written notice from the Agent; or

                 (b) The Transferor shall fail to perform or observe any term, covenant or agreement contained in Article VI and any such failure shall remain unremedied for five Business Days after written notice from the Agent; or

                 (c) Any representation or warranty made or deemed to be made by the Transferor (or any of its officers) under or in connection with this Agreement, any Transferee Report or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made; PROVIDED, HOWEVER, that (i) to the extent any breach of any such representation or warranty may be cured within ten Business Days, the Transferor shall have ten Business Days after learning of such breach to make such representation and warranty true and correct and (ii) if any such representation or warranty relates to a Lease Receivable which is retransferred to the Transferor pursuant to SECTION 9.02 hereof, then the breach of such representation or warranty shall not give rise to an Event of Termination under this clause (c); or

                 (d) The Transferor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for ten Business Days after written notice from the Agent; or

                 (e) The Transferor shall fail to pay any principal of or premium or interest on any Indebtedness having a principal amount of $2,000,000 or greater, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness of the Transferor or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

                 (f) Any Transfer of Transferred Assets shall for any reason, except to the extent permitted by the terms hereof, cease to create a valid and perfected first priority interest in each Transferred Lease Receivable and the Related Security (subject to the Obligor UCC Filing Requirement) and Collections with respect thereto or the Certificate delivered hereunder shall for any reason cease to evidence the transfer to the Transferee of a valid and perfected first priority interest in Transferred Lease Receivables, the Related Security (subject to the Obligor UCC Filing Requirement) and Collections evidenced by such Certificate; provided, however, if any such failure relates to a Lease Receivable which is retransferred to the Transferor pursuant to
Section 9.02 hereof, then such failure shall not give rise to an Event of Termination under this clause (f); or

                 (g) (i) The Transferor shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Transferor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (ii) the Transferor shall take any corporate action to authorize any of the actions set forth in clause
(i) above in this subsection (g); or

                 (h) The Transferred Lease Receivable Default Ratio for any month shall exceed 3% or the Loss/Liquidation Ratio shall exceed 1%; or

                 (i) As of the close of business on any Settlement Date, the Transferred Lease Receivables Balance shall be less than the Aggregate Transfer Price; or

                 (j) There shall have been any material adverse change in the financial condition or operations of the Transferor since January 31, 1993, or there shall have occurred any event which materially adversely affects the collectibility of the Lease Receivables generally or there shall have occurred any other event which materially adversely affects the ability of the Transferor to collect Lease Receivables generally or the ability of the Transferor to perform hereunder; or

                 (k) at any time following 90 days after the date hereof, as of the last day of any month the "Weighted Average Discount Rate" (as defined below) is less than the sum of (i) the "Weighted Average Hedge Rate" (as defined below) PLUS (ii) 0.60% PLUS (iii) 0.625% and such deficiency is not eliminated within 60 days after such deficiency arises; PROVIDED, that such 60-day period shall be reduced to 20 days with respect to a second occurrence of such deficiency within any six-month period; for purposes of the foregoing, "Weighted Average Discount Rate" means a percentage calculated as of the last day of each month by dividing (1) the sum of (x) the product of the Outstanding Balance of each Transferred Lease Receivable TIMES (y) the Discount Rate applicable to each such Transferred Lease Receivable by (2) the sum of the Outstanding Balances of all Transferred Lease Receivables and "Weighted Average Hedge Rate" means a percentage calculated as of the last day of each month by dividing (1) the sum of the product of (x) the current notional amount of each Interest Rate Hedge TIMES (y) the ceiling or fixed rate applicable under such Interest Rate Hedge by (2) the sum of the current notional amounts of all Interest Rate Hedges;

then, and in any such event, the Agent shall, at the request, or may with the consent, of the Transferee, by notice to the Transferor declare the Termination Date to have occurred, EXCEPT that, in the case of any event described in clause (i) of subsection (g), above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Agent and the Transferee shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.


                                  ARTICLE VIII

                                   THE AGENT

                 SECTION 8.01. AUTHORIZATION AND ACTION. The Transferee hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto, including without limitation, the power and authority to hold and to perfect any ownership interest or security interest created pursuant hereto or in connection herewith on behalf of the Transferee.

                 SECTION 8.02. AGENT'S RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including, without limitation, any action taken or omitted to be taken by it or them if the Agent is designated as Collection Agent pursuant to

SECTION 6.01) or any other agreement executed pursuant hereto, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Transferor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Transferee and shall not be responsible to the Transferee for any statements, warranties or representations made in or in connection with this Agreement or in connection with any of the other agreement executed pursuant hereto; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Transferor or to inspect the property (including the books and records) of the Transferor; (iv) shall not be responsible to the Transferee for the due execution, legality, validity, enforceability, genuineness or sufficiency of value of this Agreement, the Certificates or any other agreement, instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement or any other agreement executed pursuant hereto, by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex or facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

                 SECTION 8.03. AGENT AND AFFILIATES. With respect to any Certificate which may be assigned by the Transferee to CNA pursuant to SECTION 10.04, CNA shall have the same rights and powers under this Agreement as would the Transferee if it were holding such Certificate and may exercise the same as though it were not the Agent. CNA and its Affiliates may generally engage in any kind of business with the Transferor or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Transferor or any Obligor or any of their respective Affiliates, all as if CNA were not the Agent and without any duty to account therefor to the Transferee.

                 SECTION 8.04. TRANSFEREE'S TRANSFER DECISION. The Transferee acknowledges that it has, independently and without reliance upon the Agent, CNA or any Affiliate of CNA, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to purchase the Transferred Assets hereunder. The Transferee also acknowledges that it will, independently and without reliance upon the Agent, CNA or any Affiliate of CNA, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.


                                   ARTICLE IX

                 INDEMNIFICATION; SUBSTITUTIONS AND RETRANSFERS

                 SECTION 9.01. INDEMNITIES BY THE TRANSFEROR. (a) Without limiting any other rights which any Affected Party may have hereunder or under applicable law, the Transferor hereby agrees to indemnify each Affected Party, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by such Affected Party arising out of or as a result of this Agreement or the ownership of the Transferred Assets or in respect of any Lease Receivable or any Lease, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any Affected Party or (ii) recourse (except with respect to payment and performance obligations provided for in this Agreement) for uncollectible Transferred Lease Receivables. Without limiting the foregoing, Transferor shall indemnify each Affected Party for Indemnified Amounts relating to or resulting from:

                 (i) the transfer of any Lease Receivable other than an Eligible Lease Receivable;

                 (ii) reliance on any representation or warranty made or deemed made by the Transferor (or any of its officers) under or in connection with this Agreement, any Transferee Report or any other





                                      -35
- -
information or report delivered by the Transferor pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

        (iii) the failure by the Transferor (individually or as Collection Agent) to comply with any term, provision or covenant contained in this Agreement, or any agreement executed in connection with this Agreement or with any applicable law, rule or regulation with respect to any Lease Receivable, the related Lease or the Related Security, or the nonconformity of any Lease Receivable, the related Lease or the Related Security with any such applicable law, rule or regulation;

        (iv) the failure to vest and maintain vested in the Transferee or to transfer to the Transferee an interest in the Lease Receivables which are, or are purported to be, Transferred Lease Receivables, together with all Collections and Related Security, free and clear of any Adverse Claim (including, without limitation, free and clear of any Permitted Encumbrance except in favor of any Affected Party) whether existing at the time of the Transfer of such Lease Receivable or at any time thereafter;

        (v) the failure of the Transferred Lease Receivables Balance to equal the Aggregate Transfer Price on or prior to the Termination Date as of the close of business on any Settlement Date;

        (vi) the failure to file, or any delay in filing (other than solely as a result of the action or inaction of any Affected Party), financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws against the Transferor with respect to any Lease Receivables which are, or are purported to be, Transferred Lease Receivables, whether at the time of any Transfer or at any subsequent time;

        (vii) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Lease Receivable which is, or is purported to be, a Transferred Lease Receivable (including, without limitation, a defense based on such Lease Receivable or the related Lease not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of the goods, merchandise and/or services related to such Lease Receivable or the furnishing or failure to furnish such goods, merchandise and/or services;

        (viii) any failure of the Transferor, as Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions of Article VI;

        (ix) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with goods, merchandise and/or services which are the subject of any Lease Receivable or Lease;

        (x) the failure to pay when due any taxes, including, without limitation, sales, excise or personal property taxes payable in connection with the Transferred Lease Receivables;

        (xi) the termination, rejection or non-assumption by the Transferor of any Lease under which a Transferred Lease Receivable has arisen prior to the original term of such Lease, whether such rejection, early termination or non-assumption is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable laws (including, without limitation, Section 365 of the Bankruptcy Code); and

        (xii) the failure of the Transferor and the Obligors of Transferred Lease Receivables to maintain casualty and liability insurance for the

         Equipment related to the Transferred Lease Receivables in an amount at least equal to the Transferred Lease Receivables Balance (the foregoing indemnity shall include any portion of a Transferred Lease Receivable which is not paid following damage to or destruction of the Equipment related thereto (A) as a result of any deductible under any insurance policy covering such Equipment or (B) if an insurer under an insurance policy shall deny coverage (in any such case prior to termination thereof as a result of the payment by such insurer of an aggregate amount equal to its maximum liability under such insurance policy), or shall refuse to honor a claim under any such insurance policy with respect to a Lease related to any Transferred Lease Receivable or the related Equipment, and if such denial or refusal resulted from the Transferor's failure to comply with the requirements of such insurance policy or the requirements of such insurer).

Any amounts subject to the indemnification provisions of this SECTION 9.01 shall be paid by Transfer to the Agent within two Business Days following Agent's demand therefor.

                 (b) If any Affected Party is required to compensate a Liquidity Provider as a result of any event or circumstances similar to those described in (i) through (xii) above, then within ten days after demand by such Affected Party, the Transferor shall pay to such Affected Party such additional amount or amounts as may be necessary to pay such Liquidity Provider the amounts due or to otherwise reimburse such Affected Party for any amounts paid by it.

                 SECTION 9.02 SUBSTITUTION AND RETRANSFER OF LEASE RECEIVABLES. The following rights are in addition to and not in limitation of any other rights or remedies that the Transferee or the Agent may have hereunder.

                 (a) If, with respect to any Transferred Lease Receivable, (i) such Lease Receivable did not constitute an Eligible Lease Receivable on the date such Lease Receivable became a Transferred Lease Receivable (or if, within three Business Days of any Transfer, the Agent notifies the Transferor that any Lease Receivable which became a Transferred Lease Receivable on the date of such Transfer is not an Eligible Lease Receivable) or the Transferor shall have breached any representation or warranty made hereunder with respect to such Lease Receivable including without limitation, any of the representations and warranties contained in SECTION 4.01(h) or (ii) the Transferor shall at any time breach any covenant made herein with respect to any such Lease Receivable or (iii) such Lease Receivable has been a Transferred Lease Receivable for more than 60 months (a Transferred Lease Receivable described in any of clauses (i), (ii) or (iii) above being referred to as an "Ineligible Transferred Lease Receivable"), then the Transferor shall on the next succeeding Settlement Date, upon the Agent's demand, at the Transferor's option either substitute for such Ineligible Transferred Lease Receivable a new Lease Receivable in the manner specified in subsection (b) of this SECTION 9.02 or accept a retransfer of such Ineligible Transferred Lease Receivable for the retransfer price specified in subsection (c) of this SECTION 9.02; PROVIDED, HOWEVER, that following the Termination Date, the Transferor shall not have the option to substitute for Ineligible Transferred Lease Receivables, but must accept retransfers of such Ineligible Transferred Lease Receivables. In addition, the Transferor may, at any time, notify the Agent of its intent to substitute for or accept a retransfer of any Transferred Lease Receivable (i) which is a Defaulted Lease Receivable, (ii) with respect to which the Obligor thereof has exercised an option contained in the Lease related thereto to purchase the Equipment which is subject to such Lease or (iii) for any other reason; PROVIDED, HOWEVER, that the aggregate Outstanding Balance of all Transferred Lease Receivables subject to substitution or retransfer pursuant to this clause (iii) shall not exceed
(A) for any three-month period, 10% of the outstanding Capital as of the date of such retransfer or substitution and (B) for any twelve-month period, 25% of the outstanding Capital as of the date of such retransfer or substitution. On the Settlement Date next succeeding any such notice, the Transferor shall either substitute for such Defaulted Lease Receivable a new Lease Receivable in the manner specified in subsection (b) of this SECTION 9.02 or accept a retransfer of such Defaulted Lease Receivable for the retransfer price specified in subsection (c) of this SECTION 9.02.

                 (b) If the Transferor substitutes a new Lease Receivable for a Transferred Lease Receivable pursuant to this Section 9.02, such new Lease

Receivable shall (i) on the date of substitution, be an Eligible Lease Receivable, and shall be certified as such by the Transferor, (ii) have an Outstanding Balance at least equal to the Outstanding Balance of the Transferred Lease Receivable for which it is being substituted, (iii) have a remaining term that is no longer than the remaining term of the Transferred Lease Receivable for which it is being substituted and (iv) have a Risk Rating equal to or better than the Transferred Lease Receivable for which it is being substituted. On the date of such substitution, such new Eligible Lease Receivable shall become a Transferred Lease Receivable and the Lease Receivable so replaced shall cease to be a Transferred Lease Receivable.

                 (c) In the case of a retransfer by the Transferee to the Transferor of a Transferred Lease Receivable pursuant to this SECTION 9.02, the Transferor shall, on the Settlement Date coinciding with such retransfer pay to the Agent as a reduction of Capital an amount equal to the Outstanding Balance of such Transferred Lease Receivable as of such Settlement Date; PROVIDED, HOWEVER, if there are any installments under such Transferred Lease Receivable which remain unpaid after the due date therefor, the Outstanding Balance of such Transferred Lease Receivable shall be calculated as of the earliest due date of an unpaid installment thereunder. The proceeds of any such retransfer shall be deemed to be Collections of such Lease Receivable received by the Transferor, and the amount of each such Collection shall be applied as provided
in SECTIONS 2.06 or 2.07, as applicable.   The retransfer of any Ineligible
Transferred Lease Receivable or Defaulted Lease Receivable shall not relieve the Transferor of the obligation to pay Yield on the Capital outstanding with respect to such Ineligible Transferred Lease Receivable through the date of such retransfer. Any such retransfer shall be made without recourse or warranty, express or implied.

                                   ARTICLE X

                                 MISCELLANEOUS

                 SECTION 10.01. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Agreement nor consent to any departure by the Transferor therefrom, shall in any event be effective unless the same shall be in writing and signed by (i) the Transferor, the Agent and the Transferee (with respect to an amendment) or (ii) the Agent and the Transferee (with respect to a waiver or consent by them) or the Transferor (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement (together with the exhibits hereto) among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

                 SECTION 10.02.  NOTICES, ETC.   All notices and other
communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of delivery by mail, five days after being deposited in the mails, or, in the case of notice by telex, when telexed against receipt of answer back, or in the case of notice by facsimile copy, when verbal communication of receipt is obtained, in each case addressed as aforesaid, except that notices and communications pursuant to Article II shall not be effective until received.

                 SECTION 10.03. NO WAIVER; REMEDIES. No failure on the part of the Agent or the Transferee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, the Agent is hereby authorized by the Transferor at any time and from time to time, to the fullest extent permitted by law, to instruct Citibank or any Affiliate of

Citibank to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Citibank or such Affiliate to or for the credit or the account of the Transferor against any and all of the obligations of Transferor, now or hereafter existing under this Agreement or under any agreement executed pursuant hereto, to the Agent or the Transferee or their respective successors and assigns irrespective of whether or not demand therefor shall have been made under this Agreement or under any agreement executed pursuant hereto. The Transferor acknowledges that the rights of the Agent and the Transferee or any of their respective successors and assigns described in this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) such parties may have.

                 SECTION 10.04. BINDING EFFECT; ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the Transferor, the Agent, the Transferee and their respective successors and permitted assigns (which successors of the Transferor shall include a trustee in bankruptcy). The Transferor may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Transferee and the Agent. The Transferee may, without the consent of the Transferor, assign at any time any of its rights and obligations hereunder or interest herein to any Person, except that if such Person is not CapMAC, any Person managed by CapMAC, CNA, Citibank or any other affiliate of Citicorp, the Transferee shall acquire the prior written consent of the Agent and the Transferor to any such assignment. Any permitted assignee of the Transferee as described in the preceding sentence may further assign at any time its rights and obligations hereunder or interests herein with the consent of the Agent and the Transferor to the extent required in the preceding sentence. The Agent is hereby authorized, and the Agent hereby agrees, that it shall annotate the Certificate to reflect any assignments made pursuant to this SECTION 10.04. The Agent may assign at any time its rights and obligations hereunder and interests herein to CNA, Citibank or any other affiliate of Citicorp without the consent of either the Transferee or the Transferor. Furthermore, the Transferee and its permitted assigns may, at any time, without the consent of the Transferor, sell undivided participation interests in all or any part of their respective rights, obligations and interests (including, without limitation, Transferred Assets) hereunder. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Termination Date, as the Collection Date shall occur; PROVIDED, HOWEVER, that the rights and remedies with respect to any breach of any representation and warranty made by the Transferor pursuant to Article IV and the indemnification and payment provisions of Article IX and Article X shall be continuing and shall survive any termination of this Agreement.

                 SECTION 10.05. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE TRANSFEREE IN THE TRANSFERRED ASSETS OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THE TRANSFEROR HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE TRANSFEROR AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID, OR, AT THE AGENT'S OPTION, BY SERVICE UPON CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, WHICH THE TRANSFEROR HEREBY IRREVOCABLY APPOINTS AS ITS AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS. THE TRANSFEROR HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE TRANSFEROR AND THE TRANSFEREE OR THE AGENT ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY. WITH RESPECT TO THE FOREGOING CONSENT TO JURISDICTION, THE TRANSFEROR HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 10.05 SHALL AFFECT THE RIGHT OF THE TRANSFEREE OR THE AGENT TO SERVE LEGAL

PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE TRANSFEREE OR THE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST THE TRANSFEROR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

                 SECTION 10.06. COSTS, EXPENSES AND TAXES. (a) In addition to the rights of indemnification under Article IX hereof, the Transferor agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing and any requested amendments, waivers or consents) of this Agreement, the Certificate, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Transferee with respect thereto and with respect to advising the Agent and the Transferee as to their respective rights and remedies under this Agreement, and the other agreements executed pursuant hereto and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement, the Certificate, and the other agreements and documents to be delivered hereunder.

                 (b) In addition, the Transferor shall pay any and all commissions of placement agents and commercial paper dealers and commercial paper note issuance costs in respect of commercial paper notes of the Transferee issued to fund the Transfer of Transferred Assets and any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Certificate or the other agreements and documents to be delivered hereunder, and agrees to indemnify the Agent and the Transferee against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                 (c) In addition, the Transferor shall pay on demand all other costs and expenses incurred by the Transferee or any general or limited partner or shareholder of the Transferee ("Other Costs"), including, without limitation, the cost of auditing the Transferee's books by certified public accountants, the cost of rating the Transferee's commercial paper by independent financial rating agencies and the reasonable fees and out-of-pocket expenses of counsel for the Transferee or any counsel for any general or limited partner or shareholder of the Transferee with respect to (i) advising the Transferee or such general or limited partner or shareholder as to its rights and remedies under this Agreement, (ii) the enforcement of this Agreement, the Certificate, and the other documents to be delivered hereunder or (iii) advising the Transferee or such general or limited partner or shareholder as to matters relating to the Transferee's operations; PROVIDED, HOWEVER, that if the Transferee enters into agreements for the purchase of receivables from one or more other Persons ("Other Transferors"), the Transferor and such Other Transferors shall each be liable for such Other Costs ratably in accordance with the usage under the respective facilities of the Transferee to purchase receivables from the Transferor and each Other Transferor; and PROVIDED, FURTHER, that if such Other Costs are attributable to the Transferor and not attributable to any Other Transferor, the Transferor shall be solely liable for such Other Costs.

                 SECTION 10.07. CONFIDENTIALITY. (a) Except to the extent otherwise required by applicable law or unless the Agent shall otherwise consent in writing, the Transferor agrees (a) to maintain the confidentiality of this Agreement (and all drafts hereof) in its communications with third parties and otherwise and (b) not to disclose, deliver or otherwise make available to any third party the original or any copy of all or any part of this Agreement (or any draft hereof); PROVIDED, HOWEVER, that the Agreement may be disclosed to third parties to the extent such disclosure is (i) required in connection with the sale of securities of the Transferor, (ii) made solely to Persons who are legal counsel for the purchaser or underwriter of such securities, (iii) limited in scope to the provisions of Articles V, VII, VIII and to the extent the defined terms are used in such Articles, such terms defined in Article I of this Agreement and (iv) made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent; PROVIDED FURTHER, HOWEVER, that the Agreement may be disclosed to the Transferor's legal counsel, auditors and accountants; and PROVIDED FURTHER, HOWEVER, that Transferor shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of the Transferor.

                 (b) Each of the Transferee and the Agent shall hold all non-public and proprietary information obtained pursuant to the requirements of this Agreement in accordance with its customary procedures for handing confidential information of this nature and in accordance with safe and sound banking practices and will use such information only in connection with the transactions contemplated by this Agreement; PROVIDED that the foregoing shall not apply to (i) any information which is generally available to the public,
(ii) the providing of any information to any regulatory agency which the Transferee or the Agent reasonably believes is required to be revealed by law or any governmental regulation, including, without limitation, applicable Federal and state banking and securities laws and regulations, (iii) any information otherwise available to the Transferee and the Agent upon a non-confidential basis prior to its disclosure hereunder, (iv) any information which becomes available to the Transferee and the Agent on a non-confidential basis from a source other than the Transferor, provided that such source is not known by the Transferee and the Agent their respective agents to be under an obligation of confidentiality, (v) any information which in the reasonable opinion of counsel to the Transferee and the Agent is appropriate to be revealed in any litigation matter, (vi) the providing of any information to the attorneys or accountants of the Transferee and the Agent, (vii) the providing of any information to any actual or prospective participant in or assignee of the Transferee's rights hereunder if such participant or assignee agrees in writing to be bound to the terms of this SECTION 10.07, or (viii) any information which is required or appropriate to be disclosed in connection with the enforcement of any rights against the Obligor of a Defaulted Lease Receivable or the Equipment or Lease related thereto. Notwithstanding the foregoing, the Transferee or its representative may provide such information to each Liquidity Provider (and any bank or other financial institution evaluating a participation or an assignment with respect to the Liquidity Agreement) upon the execution by it of a confidentiality agreement reasonably satisfactory to the Transferor.

                 SECTION 10.08. NO PROCEEDINGS. The Transferor and the Agent each hereby agrees that it will not institute against the Transferee any proceeding of the type referred to in clause (i) of SECTION 7.01(g) so long as any commercial paper issued by the Transferee shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding.

                 SECTION 10.09. EXECUTION IN COUNTERPARTS; SEVERABILITY. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement or the Certificate shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


TRANSFEROR:                                LDI CORPORATION



                                           By___________________________
                                               Title:
                                               1375 East Ninth Street
                                               Cleveland, Ohio 44114
                                               Telecopy No. 216-899-0936



TRANSFEREE:                           CXC INCORPORATED
                                            By Citicorp North America,
                                              Inc., as Attorney-in-Fact


                                            By___________________________
                                               Vice President

                                               450 Mamaroneck Avenue
                                               Harrison, N.Y.  10528
                                               Attention:  President
                                               (Telex No. 127001 Route
                                               to Citiswitch Terminal
                                               NYEQF)
                                               Telecopy No. 212-758-7245



AGENT:                                       CITICORP NORTH AMERICA, INC.,
                                               as Agent



                                                By__________________________
                                                  Vice President

                                                  200 South Wacker Drive
                                                  Chicago, Illinois 60606
                                                  Attention:  Corporate
                                                                 Asset Funding
                                                                 Department
                                                  Telecopy No. 312-993-6730

                                 LIST OF EXHIBITS
                                 ----------------



EXHIBIT A                 Form of Certificate to CNA as Agent for the Transferee

EXHIBIT B                 Description of Credit and Collection Policy

EXHIBIT C                 Form of Interest Rate Hedge Assignment

EXHIBIT D                 Form of Leases

EXHIBIT E                 Form of Lock-Box Agreement

EXHIBIT F                 Form of Transferee Report

EXHIBIT G                 Form of Opinion(s) of Counsel for Transferor

EXHIBIT H                 Form of Letter to Accompany Forecasts

EXHIBIT I                 List of Offices of Transferor where Records Are Kept

EXHIBIT J                 List of Lock-Box Banks

EXHIBIT K                 Trade Names and Assumed Names

EXHIBIT L                 Form of Interest Rate Hedge Report

EXHIBIT M                 Interest Rate Hedging Parameters

                                                                       EXHIBIT A



                                  CERTIFICATE

                         Dated as of February 15, 1994



        Reference is made to the Amended and Restated Lease Receivables Transfer Agreement dated as of February 15, 1994 (the "Agreement") among LDI Corporation (the "Transferor"), CXC Incorporated (the "Transferee"), and Citicorp North America, Inc., as Agent. The terms defined in the Agreement are used herein as therein defined.

        The Transferor hereby transfers and assigns to the Agent for the account of the Transferee the Transferred Assets acquired in each Transfer from the Transferor by the Transferee under the Agreement.

        Each Capital Transfer made by the Transferee from the Transferor shall be endorsed by the Agent for the Transferee on the grid attached hereto which is part of this Certificate, and such endorsement shall evidence the interest of the Transferee in the Transferred Assets transferred with respect to such Capital Transfer.

        This Certificate is made without recourse except as otherwise provided in the Agreement.

        Without the prior written consent of the Agent, neither this Certificate nor any of the Transferred Assets evidenced hereby may be sold, assigned or otherwise transferred by the Transferee except to Citicorp North America, Inc., Citibank, N.A. or any other Affiliate of Citicorp North America, Inc. Each such permitted assignment by the Transferee of Transferred Assets evidenced hereby shall be endorsed by the Agent for the Transferee on the grid attached hereto which is part of this Certificate, and such endorsement shall evidence the assignment by the Transferee of such Transferred Assets.

        Also, each reduction in Capital in respect of the Transferred Assets evidenced hereby shall be endorsed by the Agent for the Transferee on the grid attached hereto which is part of this Certificate.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

        IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed and delivered by its duly authorized officer as of the date first written above.


                                        LDI CORPORATION


                                        By___________________________
                                          Title:

                    DATES AND AMOUNTS OF CAPITAL TRANSFERS,
                     REDUCTIONS IN CAPITAL AND ASSIGNMENTS



Date of
Capital
Transfer or    Amount of   Amount of                  Aggregate
Reduction or    Capital    Reduction     Amount of     Capital
Assignment     Transfer    in Capital   Assignment   Outstanding
- -----------    ---------   ----------   ----------   -----------

                                                                       EXHIBIT B



                  DESCRIPTION OF CREDIT AND COLLECTION POLICY

                                    Attached

                                                                       EXHIBIT C



                     FORM OF INTEREST RATE HEDGE ASSIGNMENT

                                    Attached

                                                                       EXHIBIT D
















                                FORMS OF LEASES

                                    Attached

                                                                       EXHIBIT E



                          [Form of Lock-Box Agreement]


                         _______________________, 19__



[Name and Address of
  Lock-Box Bank]


                 Re:  Transferor
                          Lock-Box No. _______________
                          Lock-Box Account No. _______

Gentlemen:

We hereby notify you that we have transferred exclusive ownership and control of the cash receipts (monies, checks, instruments and other items of payment) related to leases transferred to CXC Incorporated ("Transferred Lock-Box Receipts") received in our lock-box number _____ (the "Lock-Box") and the corresponding lock-box account no. _____________ maintained with you (the "Lock-Box Account") to Citicorp North America, Inc., 450 Mamaroneck Avenue, Harrison, New York 10528 (the "Agent"). Such transferred leases will be identified with corresponding identification numbers to you upon each transfer of new leases to CXC Incorporated.

We hereby irrevocably instruct you to collect the Transferred Lock-Box Receipts mailed to the Lock-Box or otherwise received by you and deposit into the Lock-Box Account all such Transferred Lock-Box Receipts (unless otherwise instructed by the Agent), and to make all payments of Transferred Lock-Box Receipts to be made by you out of or in connection with the Lock-Box Account directly to Citibank, N.A., account no. ________ in the name of the Agent, at 450 Mamaroneck Avenue, Harrison, New York 10528, Attention of Corporate Asset Funding Department, for the account of the Agent, or otherwise in accordance with the instructions of the Agent.

You hereby further agree that, upon written notification from the Agent, you will use your best efforts to segregate all Transferred Lock-Box Receipts from all other funds deposited in the Lock-Box Account, PROVIDED, HOWEVER, that, unless you otherwise agree with the Agent, your obligation to so segregate Transferred Lock-Box Receipts shall cease six months from that date of such written notice.

We also hereby notify you that the Agent shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Transferred Lock-Box Receipts, including without limitation, the right to specify when payments are to be made out of or in connection with the Lock-Box and the Lock-Box Account. The Transferred Lock-Box Receipts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Agent except for pro-rata fees payable to you for Lock-Box management services.

LDI Corporation ("LDI") hereby agrees to indemnify and hold you harmless against any loss, liability or expense arising in connection with the existence or performance of this letter agreement, except to the extent such loss, liability or expense is due to your own gross negligence or willful misconduct.

Please agree to the terms of, and acknowledge receipt of, this notice by signing in the space provided below on two copies hereof sent herewith and send one such signed copy to the Agent, at its address referred to above, Attention of Corporate

Asset Funding Department, and send the other signed copy to the undersigned at its address at LDI Plaza, 30033 Clemens Road, Westlake, OH 44145, Attention of
______________.

                                                Very truly yours,

                                                LDI Corporation



                                                By: __________________________
                                                Title: _______________________

Agreed and acknowledged:

    [NAME OF BANK]


By: _______________________
         Title:

                       ACKNOWLEDGEMENT AND AUTHORIZATION



                 Citicorp North America, Inc. (the "Agent") hereby acknowledges the transfer of exclusive ownership and control of the "Transferred Lock-Box Receipts" as defined in and pursuant to the foregoing letter (the "Lock-Box Notice"), executed by [Transferor] and acknowledged by [Lock-Box bank]. Pursuant to the second paragraph of the Lock-Box Notice, the Agent hereby authorizes [Lock-Box bank] to continue to accept instructions from [Transferor] for the payment of Transferred Lock-Box Receipts from said Lock-Box and Lock-Box Account until the Agent notifies [Lock-Box bank] to the contrary.


                                        Very truly yours,

                                        Citicorp North America, Inc.


                                        By:________________________________
                                        Title:


Agreed and Acknowledged:

[Lock-Box bank]


By: _______________________
    Title:

                                                                       EXHIBIT F



                           FORM OF TRANSFEREE REPORT

                                    Attached

                                                                       EXHIBIT G


                   FORM OF OPINION OF COUNSEL FOR TRANSFEROR

                                   (Attached)

                                                February 15, 1994
CXC Incorporated
450 Mamaronek Avenue
Harrison, New York 10528

Citicorp North America, Inc.,
   as Agent
200 South Wacker Drive
Chicago, Illinois 60606

Gentlemen:

  I have acted as counsel for LDI Corporation, a Delaware corporation (the "Transferor"), in connection with the execution and delivery of the Amended and Restated Lease Receivables Transfer Agreement, dated as of February 15, 1994 (the "CXC Agreement"), among the Transferor, CXC Incorporated (the "Transferee") and Citicorp North America, Inc., as agent (the "Agent"). This opinion is delivered pursuant to Section 3.01(k) of the CXC Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to such terms in the CXC Agreement.

  In connection with this opinion, I have examined the following:

  (a) Executed counterparts of (i) the CXC Agreement, (ii) Amendment No. 1, dated as of February 15, 1994, to the Interest Rate Hedge Assignment, dated as of October 5, 1990, from the Transferor to the Agent and (iii) Amendment No. 1, dated as of February 15, 1994, to the Collateral Custodian Agreement dated as of November 14, 1992, among the Transferor, the Transferee, the Agent and The Fifth Third Bank;

  (b) An executed counterpart of the Certificate, dated February 15, 1994, executed by the Transferor pursuant to the CXC Agreement;

  (c) An executed counterpart of the Lock-Box Agreement, dated January 26, 1994, among the Transferor, the Agent and Society National Bank;

  (d)  The Certificate of Incorporation and the By-Laws of the Transferor;

  (e) Resolutions of the Board of Directors of the Transferor authorizing and approving the execution and delivery by the Transferor of the Transferor Documents (as hereinafter defined), the performance by the Transferor of its obligations thereunder, and related matters;

February 22, 1994
Page 2




  (f) Executed originals of two Form UCC-3 amendments to financing statements under the Uniform Commercial Code as in effect in the State of Ohio (the "Ohio UCC") naming the Transferor as debtor and the Agent as secured party to be filed in the Uniform Commercial Code records of the Office of the Secretary of State of Ohio and in the Office of the Recorder of Cuyahoga County, Ohio (collectively, the "Financing Statements"); and

  (g) Such statutes, regulations, rulings and other matters as I have deemed necessary to render this opinion.

  The documents described in the foregoing clauses (a) through (c) are sometimes collectively referred to herein as the "Transferor Documents."

        I have assumed, for the purpose of this opinion, without independent verification or investigation, that (i) the signatures by all parties on all documents examined by me, other than the signatures of the Transferor on the Transferor Documents, are genuine, (ii) all documents submitted to me as originals are authentic, and (iii) all documents submitted to me as copies conform with the originals.

        In rendering the opinions set forth herein, I have assumed the due authorization, execution and delivery of the Transferor Documents on the part of all parties thereto other than the Transferor, and the legality, validity, binding effect on and enforceability of the Transferor Documents against any and all such other parties thereto. I have also assumed that the Transferred Lease Receivables and the Related Security (as defined in the CXC Agreement) do not include goods or fixtures.

        In connection with this opinion, I do not purport to be an expert on, or qualified to express legal conclusions based upon, the laws of any state other than the laws of the State of Ohio and the United States of America and the corporation laws of the State of Delaware, and accordingly, I express no opinion as to the laws of any other state or jurisdiction. I call your attention to the fact that certain of the Transferor Documents provide that they are to be governed by and construed in accordance with the laws of the State of New York. This opinion has been rendered as if all of the Transferor Documents were governed in all respects by the laws of the State of Ohio, without giving effect to principles of conflicts of laws, and I have assumed that there is no New York law, legal decision or regulation of any governmental body that would render any of the provisions of the Transferor Documents illegal, invalid, not binding or unenforceable.

        Based solely upon the foregoing, and subject to the further qualifications hereinafter set forth, I am of the opinion that:

        1. The Transferor is a corporation duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and has the corporate power to own its assets. The Transferor is qualified to do business in the State of Ohio.

        2. The Transferor has the corporate power and authority to execute and deliver the Transferor Documents and to perform its obligations thereunder, and has taken all necessary corporate action to authorize such execution, delivery and performance. Except for continuation and financing statements that may be required to be filed under the Ohio UCC, no approval, authorization or other action by, and no notice to or filing with, any State of Ohio or federal governmental authority by the Transferor is required for the execution and delivery by the Transferor of the Transferor Documents and the performance by the Transferor of its obligations under the Transferor Documents.

February 22, 1994
Page 3




        3. The Transferor Documents have been duly executed and delivered on behalf of the Transferor. The Transferor Documents constitute legal, valid and binding obligations of the Transferor, enforceable against the Transferor in accordance with their respective terms.

        4. The execution and delivery by the Transferor of the Transferor Documents and the performance of its obligations thereunder, and the transactions contemplated thereby, are within the Transferor s corporate powers and (a) do not contravene (i) to the best of my knowledge, any law, rule or regulation applicable to the Transferor, (ii) the Certificate of Incorporation or the By-Laws of the Transferor, or (iii) to the best of my knowledge, any material mortgage, indenture, lease, contract or other agreement or instrument to which the Transferor is a party or by which the Transferor or any of its assets may be bound, (b) except as contemplated by the Transferor Documents, do not result in, or require, the creation of any lien, security interest, charge or encumbrance on any of the Transferor's properties, and (c) do not require compliance with the Ohio bulk sales act (Chapter 1306 of the Ohio UCC).

        5. To the best of my knowledge, there is no pending or threatened action, suit or proceeding, or any order, writ, judgment, award, injunction or decree, against or affecting the Transferor before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Transferor and its consolidated subsidiaries taken as a whole or materially adversely affect the ability of the Transferor to perform its obligations under the Transferor Documents. To the best of my knowledge, the Transferor is not in default with respect to any order of any court, arbitrator or governmental body, except for defaults with respect to orders of government agencies that are not material to the business or operations of the Transferor and its consolidated subsidiaries, taken as a whole.

        6. The provisions of the CXC Agreement are sufficient to create in favor of the Transferee a security interest (as that term is defined in Section 1301.01 of the Ohio UCC) in all right, title and interest of the Transferor in and to the Transferred Lease Receivables and the Related Security (collectively, the "Collateral") in which a security interest may be created under the Ohio UCC. When the Financing Statements have been filed in the offices described above, such filings will be sufficient to perfect a security interest in all right, title and interest of the Transferor in and to the Collateral in which a security interest may be perfected by the filing of financing statements under the Ohio UCC.

        The foregoing opinions are qualified in the following respects:

  (i) I have made no examination of and express no opinion with respect to (A) the Transferor s right, title or interest in or to the Collateral, (B) the accuracy or sufficiency of the descriptions of the personal property that constitutes the Collateral contained in the CXC Agreement and the Financing Statements (except with respect to the sufficiency for purposes of the Ohio UCC of the description of the Transferred Lease Receivables), (C) the perfection (except as set forth in paragraph 6 above) or the priority of any security interests or other interests created by the CXC Agreement, or (D) the existence of or freedom from any liens, charges, security interests or other encumbrances on the Collateral.

  (ii) The opinions expressed herein as to the enforceability of any document are subject to the effect of any bankruptcy, liquidation, insolvency, arrangement, moratorium, reorganization, fraudulent conveyance or similar laws, both state and federal, relating to or affecting the rights and remedies of creditors, and to general principles of equity.

February 22, 1994
Page 4




  (iii) Certain of the remedial provisions of the Transferor Documents may be limited or rendered unenforceable by laws governing the same (for example, (A) provisions for the recovery of legal fees and expenses in connection with the enforcement of such remedies may not be enforceable, (B) provisions resulting in a waiver by the Transferor of certain rights may be limited by legal and equitable principles and public policy at the time in effect, and (C) the availability of specific performance, injunctive relief or other equitable remedies are subject to the discretion of the court before which any proceeding therefor may be brought).

  (iv) Any security interest created in the Collateral will not be effective until value has been given for any such security interest and the Transferor has acquired rights therein, and with respect to personal property that is acquired by the Transferor after the date hereof, Section 552 of the United States Bankruptcy Code will limit the extent to which property acquired by a debtor after commencement of a case under the United States Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

  (v) The perfection of any security interest in the Collateral arising from the filing of the Financing Statements will expire or be ineffective (A) as to any Collateral transferred to the Transferee by the Transferor more than four months after the Transferor so changes its name, identity or structure as to make the Financing Statements misleading, unless new appropriate financing statements indicating the new name, identity or structure of the Transferor are properly filed before the expiration of such four-month period, (B) as to any Collateral with respect to which a continuation statement is not filed within the period of six months prior to the expiration of five years from the dates of the original filing of the respective Financing Statements, (C) in accordance with the provisions of Section 1309.25 of the Ohio UCC (UCC Section 9-306) relating to the proceeds of personal property subject to a perfected security interest, and (D) four months after the Transferor changes its chief executive office to a jurisdiction outside the State of Ohio.

  (vi) I express no opinion as to whether a court would limit enforcement by the Transferee and the Agent of their rights and remedies under the Transferor Documents if the enforcement thereof under the circumstances would violate an implied covenant of good faith and fair dealing.
  (vii) I express no opinion as to whether any provision of the Transferor Documents may be unenforceable by reason of violation of Section 2905.21(H) of the Ohio Revised Code concerning criminal usury, which prohibits, inter alia, the charging of interest "at a rate exceeding twenty-five percent per annum or the equivalent rate for a longer or shorter period, unless_the rate of interest is otherwise authorized by law."

  This opinion is solely for the benefit of the addressees hereof in their various capacities under the CXC Agreement. This opinion may not be used or relied upon for any other purpose or by any other person (other than any permitted assignee of either addressee under Section 10.04 of the CXC Agreement) without my prior written consent, and I assume no obligation to advise any person of any change in this opinion.

                               Very truly yours,


                               Benjamin W. Cannon
                               General Counsel

h:\share\cxcopin.doc

                                                                       EXHIBIT H

                     FORM OF LETTER TO ACCOMPANY FORECASTS


Citicorp North America, Inc.,
  as     Agent
450 Mamaroneck Avenue
Harrison, New York  1O528

Re: Amended and Restated Lease Receivables Transfer Agreement       dated as of
February 15, 1994 ("Transfer Agreement")

Gentlemen:

The attached financial forecast of LDI Corporation ("Transferor") consisting of, among other things, consolidated balance sheets and income statements on an annual basis for a period of five years after January 31, 199_, are delivered pursuant to Section 5.02(f) of the Transfer Agreement. Such forecasts have been prepared by the management of the Transferor in light of the past business of the Transferor and on the basis of the assumptions set forth therein and are consistent in all material respects with the forecasts previously delivered to the Agent.


                                                  LDI CORPORATION



                                                  By__________________
                                                            Title:_________

                                                                       EXHIBIT I




                         LIST OF OFFICES OF TRANSFEROR
                             WHERE RECORDS ARE KEPT


LDI Plaza
30033 Clemens Road
Westlake, Ohio 44145

1375 East Ninth Street
Cleveland, Ohio 44114

                                                                       EXHIBIT J



                                 LOCK-BOX BANKS


National City Bank
1900 East Ninth Street
Cleveland, Ohio 44114
Lockbox No. 931043
Lock-Box Account No. 2528781

Society National Bank
900 Euclid Avenue
Cleveland, Ohio 44101
Lockbox No. 70424
Lock-Box Account No. 30545-3791

Society National Bank
900 Euclid Avenue
Cleveland, Ohio 44101
Lockbox No. 901064
Lock-Box Account No. 90005-9971

                                                                       EXHIBIT K



                         TRADE NAMES AND ASSUMED NAMES


         LDI Corporation
         LDI Communications Company
         LDI Technologies
         Leasing Dynamics
         LDI MST Leasing Company
         P.O.S. Support, Inc.

[Note: to be further updated]

                                                                       EXHIBIT L



                       FORM OF INTEREST RATE HEDGE REPORT

                                    Attached

LOGO          LDI CORPORATION


                                                                     Exhibit M

February 15, 1994

Mr. Jeffrey D. Klein                              Mr. David J. Duncan
Citicorp North America, Inc.                      Citicorp North America, Inc.
200 South Wacker Drive                            200 South Wacker Drive
Chicago, IL 60606                                 Chicago, IL 60606


Dear Jeff and Dave:

Below please find the hedging parameters for LDI's CXC lease securitization program.

- - LDI shall be fully hedged against interest rate risk, with exposure measured as the face value of outstanding commercial paper less estimated retransfers (currently estimated at 10%). Due to the dynamic nature of the pool, LDI will hedge at least 90% of this exposure on an on-going basis, and will be fully hedged at the end of each calendar quarter.

- - Interest rate swaps and caps will be entered into based on one (1) month LIBOR with LDI receiving a floating rate and paying a fixed rate. Settlement will be quarterly in arrears with rate resets on a monthly compounded basis.

- - This interest rate hedge portfolio will be based on a core combination of amortizing hedging instruments whose amortization schedules match the natural run-off of the lease receivables in the pool on a quarterly basis. Hedging instruments will be layered on top as necessary to reflect changes in the pool over time.

- - An Event of Termination will be tied to matching the average pool discount rate with the average hedge rate. See Section 7.01 (k) of the Amended and Restated Lease Receivables Transfer Agreement for details.

If you have any questions please call me at (216) 899-2849.

Sincerely,

Anthony N. Granata
- ------------------------------
     Anthony N. Granata
 Corporate Finance Associate

cc: Frank Skedel
    Rick Greece

   LDI PLAZA - 30033 CLEMENS ROAD - WESTLAKE, OHIO 44145 - (216) 899-2900